                                                                     EXHIBIT 4.1



-------------------------------------------------------------------------------
                       CHARMING SHOPPES RECEIVABLES CORP.

                                     Seller


                             SPIRIT OF AMERICA, INC.

                                    Servicer


                                       and



                            FIRST UNION NATIONAL BANK

                                     Trustee

                          Charming Shoppes Master Trust

                              -------------------


           SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                          Dated as of November 25, 1997

                        (as amended as of July 22, 1999)


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                               TABLE OF CONTENTS
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ARTICLE I           DEFINITIONS

Section 1.1    Definitions........................................................................  1
Section 1.2    Other Definitional Provisions...................................................... 23
Section 1.3    Purchaser Representatives.......................................................... 24

ARTICLE II          CONVEYANCE OF RECEIVABLES;
                    ISSUANCE OF CERTIFICATES

Section 2.1    Conveyance of Receivables.......................................................... 24
Section 2.2    Acceptance by Trustee.............................................................. 26
Section 2.3    Representations and Warranties of the Seller....................................... 27
Section 2.4    Representations and Warranties of the Seller Relating to the Receivables;
                    Notice of Breach.............................................................. 28
Section 2.5    Covenants of the Seller............................................................ 33
Section 2.6    Addition of Accounts............................................................... 37
Section 2.7    Removal of Accounts................................................................ 41
Section 2.8    Trustee May Perform................................................................ 42
Section 2.9    No Assumption of Liability......................................................... 42
Section 2.10   Discount Option.................................................................... 42

ARTICLE III         ADMINISTRATION AND SERVICING
                    OF RECEIVABLES

Section 3.1    Acceptance of Appointment and Other Matters Relating to the Servicer............... 43
Section 3.2    Servicing Compensation............................................................. 44
Section 3.3    Representations, Warranties and Covenants of the Servicer.......................... 44
Section 3.4    Reports and Records for the Trustee................................................ 47
Section 3.5    Annual Servicer's Certificate...................................................... 47
Section 3.6    Annual Independent Accountants' Servicing Report................................... 48
Section 3.7    Tax Treatment...................................................................... 49
Section 3.8    Notices to the Seller.............................................................. 49

ARTICLE IV          RIGHTS OF CERTIFICATEHOLDERS AND RECEIVABLES
                    PURCHASERS AND ALLOCATION AND APPLICATION OF
                    COLLECTIONS

Section 4.1    Rights of Certificateholders and Receivables Purchasers............................ 49
Section 4.2    Establishment of Accounts.......................................................... 50
Section 4.3    Collections and Allocations........................................................ 51
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ARTICLE V           DISTRIBUTIONS AND REPORTS TO RECEIVABLES
                    PURCHASERS AND CERTIFICATEHOLDERS

ARTICLE VI          THE CERTIFICATES AND RECEIVABLES PURCHASE INTERESTS

Section 6.1    Certificates....................................................................... 55
Section 6.2    Authentication of Certificates..................................................... 56
Section 6.3    Registration of Transfer and Exchange of Certificates.............................. 56
Section 6.4    Mutilated, Destroyed, or Stolen Certificates....................................... 60
Section 6.5    Persons Deemed Owners.............................................................. 61
Section 6.6    Appointment of Paying Agent........................................................ 61
Section 6.7    Access to List of Certificateholders' and Receivables Purchasers' Names and
                    Addresses..................................................................... 62
Section 6.8    Authenticating Agent............................................................... 62
Section 6.9    Tender of Exchangeable Seller Certificate.......................................... 63
Section 6.10   Book-Entry Certificates............................................................ 66
Section 6.11   Notices to Clearing Agency......................................................... 66
Section 6.12   Definitive Certificates............................................................ 66
Section 6.13   Global Certificate; Exchange Date.................................................. 67
Section 6.14   Meetings of Certificateholders..................................................... 69
Section 6.15   Uncertificated Classes............................................................. 71
Section 6.16   Conveyance of Receivables Purchase Interests by the Trust.......................... 71
Section 6.17   Notice of Receivables Purchase Series.............................................. 71
Section 6.18   Principal Terms of Receivables Purchase Series..................................... 72

ARTICLE VII         OTHER MATTERS RELATING
                    TO THE SELLER

Section 7.1    Liability of the Seller............................................................ 72
Section 7.2    Merger or Consolidation of, or Assumption of the Obligations of, the Seller........ 73
Section 7.3    Limitation on Liability............................................................ 73
Section 7.4    Indemnification.................................................................... 74

ARTICLE VIII        OTHER MATTERS RELATING
                    TO THE SERVICER

Section 8.1    Liability of the Servicer.......................................................... 74
Section 8.2    Merger or Consolidation of, or Assumption of the Obligations of, the Servicer...... 74
Section 8.3    Limitation on Liability............................................................ 75
Section 8.4    Servicer Indemnification of the Trust and the Trustee.............................. 76
Section 8.5    The Servicer Not to Resign......................................................... 76
Section 8.6    Access to Certain Documentation and Information Regarding the Receivables.......... 77
Section 8.7    Delegation of Duties............................................................... 77
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Section 8.8    Examination of Records............................................................. 77

ARTICLE IX          EARLY AMORTIZATION EVENTS

Section 9.1    Early Amortization Events.......................................................... 78
Section 9.2    Additional Rights Upon the Occurrence of Certain Events............................ 78

ARTICLE X           SERVICER DEFAULTS

Section 10.1   Servicer Defaults.................................................................. 79
Section 10.2   Trustee to Act; Appointment of Successor........................................... 82
Section 10.3   Notification of Servicer Default and Successor Servicer............................ 84
Section 10.4   Waiver of Past Defaults............................................................ 84

ARTICLE XI          THE TRUSTEE

Section 11.1   Duties of Trustee.................................................................. 84
Section 11.2   Certain Matters Affecting the Trustee.............................................. 86
Section 11.3   Trustee Not Liable for Recitals in Certificates.................................... 87
Section 11.4   Trustee May Own Certificates and Purchase Receivables.............................. 88
Section 11.5   The Servicer to Pay Trustee's Fees and Expenses.................................... 88
Section 11.6   Eligibility Requirements for Trustee............................................... 88
Section 11.7   Resignation or Removal of Trustee.................................................. 89
Section 11.8   Successor Trustee.................................................................. 89
Section 11.9   Merger or Consolidation of Trustee................................................. 90
Section 11.10  Appointment of Co-Trustee or Separate Trustee...................................... 90
Section 11.11  Tax Return......................................................................... 91
Section 11.12  Trustee May Enforce Claims without Possession of Certificates...................... 92
Section 11.13  Suits for Enforcement.............................................................. 92
Section 11.14  Rights of Purchaser Representatives and Investor Certificateholders to
                    Direct Trustee................................................................ 94
Section 11.15  Representations and Warranties of the Trustee...................................... 94
Section 11.16  Maintenance of Office or Agency.................................................... 94

ARTICLE XII         TERMINATION

Section 12.1   Termination of Trust............................................................... 95
Section 12.2   Optional Purchase.................................................................. 96
Section 12.3   Final Payment with Respect to Any Certificate Series............................... 97
Section 12.4   Termination of Rights of Holder of Exchangeable Seller Certificate................. 98
Section 12.5   Defeasance......................................................................... 98
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ARTICLE XIII        MISCELLANEOUS PROVISIONS

Section 13.1   Amendment.......................................................................... 99
Section 13.2   Protection of Right, Title and Interest to Trust...................................101
Section 13.3   Limitation on Rights of Certificateholders.........................................102
Section 13.4   Limitation on Rights of Receivables Purchasers and Purchaser
                    Representatives...............................................................103
Section 13.5   Governing Law......................................................................104
Section 13.6   Notices............................................................................104
Section 13.7   Severability of Provisions.........................................................105
Section 13.8   Assignment.........................................................................105
Section 13.9   Certificates Non-Assessable and Fully Paid.........................................105
Section 13.10  Further Assurances.................................................................105
Section 13.11  Non-petition Covenant..............................................................105
Section 13.12  No Waiver; Cumulative Remedies.....................................................106
Section 13.13  Counterparts.......................................................................106
Section 13.14  Third-Party Beneficiaries..........................................................106
Section 13.15  Actions by Certificateholders......................................................106
Section 13.16  Rule 144A Information..............................................................106
Section 13.17  Merger and Integration.............................................................106
Section 13.18  Headings...........................................................................107
Section 13.19  Inconsistent Provisions............................................................107

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                                    EXHIBITS

Exhibit A    -    Form of Exchangeable Seller Certificate
Exhibit B    -    Form of Assignment of Receivables in Additional Accounts
Exhibit C    -    Form of Monthly Servicer's Report
Exhibit D    -    Form of Opinion of Counsel Regarding Additional Accounts
Exhibit E-1  -    Form of Reassignment of Receivables in Removed Accounts
Exhibit E-2  -    Form of Reassignment of Removed Receivables
Exhibit F    -    Form of Annual Servicer's Certificate
Exhibit G    -    Procedures of Independent Accountants
Exhibit H-1  -    Form of Certificate Legend
Exhibit H-2  -    Form of Representation Letter
Exhibit H-3  -    Form of Certificate Legend
Exhibit I-1  -    Form of Foreign Clearing Agency Certificate
Exhibit I-2  -    Form of U.S. Investor Certificate to Foreign Clearing Agency
Exhibit I-3  -    Form of Certificate to Foreign Clearing Agency
Exhibit J    -    Form of Conveyance to Holder of Exchangeable Seller
                  Certificate
Exhibit K    -    Form of Annual Opinion of Counsel

         SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as
of November 25, 1997 as amended as of            , 1999, by and between
Charming Shoppes Receivables Corp., a Delaware corporation, as Seller, Spirit of America, Inc., a Delaware corporation ("Spirit Inc."), as Servicer, and First Union National Bank, a national banking association, as Trustee.

         WHEREAS, Spirit of America National Bank, as seller and servicer, and the Trustee are parties to that certain Pooling and Servicing Agreement dated as of December 24, 1992, as amended and restated as of May 4, 1994, and as amended by Amendment No. 1, dated as of December 22, 1995, and Amendment No. 2, dated as of March 22, 1996 and amended and restated as of November 25, 1997 (the "Prior PSA"); and

         WHEREAS, the parties desire to amend in its entirety the Prior PSA in order to, among other things, provide for the substitution of Spirit Inc. for Spirit of America National Bank, as Servicer;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Prior PSA is hereby amended in its entirety to read as follows and each party agrees as follows for the benefit of the other parties, the Certificateholders, any Receivables Purchasers and any Enhancement Provider (to the extent provided herein and in any Supplement or Receivables Purchase Agreement):

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Account" shall mean each Spirit of America National Bank revolving credit card account, including, without limitation, accounts which have been written off as uncollectible, issued to an Obligor pursuant to a Cardholder Agreement between the Originator and any Person, which account is an Eligible Account on the Initial Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date), and which is identified by account number, Obligor name, Obligor address and Receivable balance as of the Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Cut Off Date) in each computer file or microfiche list delivered to the Trustee by the Servicer pursuant to Section 2.1 or 2.6. The term Account shall include each "Renumbered Account". The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

         "Account Information" shall have the meaning specified in subsection 2.2(b).

         "Accumulation Period" shall mean, with respect to any Series, if applicable, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders or Receivables Purchasers of such Series, in each case as defined for such Series in the related Supplement or Receivables Purchase Agreement.

         "Addition Cut Off Date" shall mean, with respect to Additional Accounts the Receivables of which are Conveyed to the Trust on any Addition Date, the date, which shall be not less than 3, nor more than 20, days prior to the applicable Addition Date, specified by the Seller in the related Addition Notice in accordance with subsection 2.6(d)(i).

         "Addition Date" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.6.

         "Addition Notice" shall have the meaning specified in subsection 2.6(d)(i).

         "Addition Notice Date" shall have the meaning specified in subsection 2.6(d)(i).

         "Additional Account" shall mean each revolving credit card account established pursuant to a Cardholder Agreement, which account is designated pursuant to Section 2.6 to be included as an Account and is identified in a computer file, microfiche or written list delivered to the Trustee by the Servicer pursuant to Sections 2.1 and 2.6.

         "Additional Assignment" shall have the meaning specified in the Purchase Agreement.

         "Adjusted Investor Interest" shall mean with respect to any Certificate Series, the meaning provided in the related Supplement.

         "Administrative Servicer" shall mean, initially, Alliance Data and shall also include any other Person who succeeds to the functions performed by the Administrative Servicer, as provided in the Administrative Servicer Agreement.

         "Administrative Servicer Agreement" shall mean the Credit Processing Agreement effective as of July 8, 1988, as amended from time to time, between Fashion Service Corp. and the Administrative Servicer and assigned by Fashion Service Corp. to Spirit of America National Bank, and by Spirit of America National Bank to Spirit Inc. and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be hereafter amended, supplemented, or otherwise modified in accordance with the terms thereof.

         "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.


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         "Aggregate Addition Limit" shall have the meaning specified in subsection 2.6(c).

         "Aggregate Investor/Purchaser Interest" shall mean, as of any date of determination, the aggregate amount of the sum of the Investor Interests of all Certificate Series issued and outstanding on such date of determination, the sum of the Enhancement Invested Amounts, if any, for all outstanding Series on such date of determination, and the sum of the Receivables Purchase Interests of all Receivables Purchase Series outstanding on such date of determination.

         "Aggregate Minimum Seller Interest" shall mean, as of any date of determination, the greater of (i) the sum of the Minimum Seller Interests of all Series and (ii) zero.

         "Agreement" shall mean this Second Amended and Restated Pooling and Servicing Agreement and all amendments hereof, including any Supplement.

         "Alliance Data" means Alliance Data Services, Inc., a Delaware corporation, and its successors.

         "Allocated Interchange" means Interchange arising out of transactions in each Account on or after the Addition Cut-Off Date for such Account.

         "Amendment Date" shall mean July 22, 1999.

         "Amortization Period", with respect to any Series, shall have the meaning specified in the related Supplement, and with respect to any Receivables Purchase Series, shall have the meaning specified in the related Receivables Purchase Agreement.

         "Applicants" shall have the meaning specified in Section 6.7.

         "Appointment Day" shall have the meaning specified in subsection
9.2(a).

         "Approved Rating" shall mean a rating of P-1 by Moody's and a rating of A-1+ by Standard & Poor's.

         "Assignment" shall have the meaning specified in subsection 2.6(d)(ii).

         "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and with respect to any Certificate Series, if and so long as the Investor Certificates of such Series are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         "Automatic Additional Account" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to

Section 2.6(c) to be included as an Account and is identified in a computer file, microfiche or written list delivered to the Trustee by the Servicer pursuant to Sections 2.1 and 2.6.

         "Bank Portfolio" shall mean the revolving credit card accounts acquired by the Seller.

         "Bearer Certificate" shall have the meaning specified in Section 6.1.

         "Benefit Plan" shall have the meaning specified in subsection 6.3(c).

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Philadelphia, Pennsylvania, or Milford, Ohio (and, with respect to any Series, any additional city or state specified in the related Supplement or Receivables Purchase Agreement), are authorized or obligated by law, executive order or governmental decree to be closed.

         "Cardholder Agreement" shall mean the agreement (and the related application) for any Account, as such agreement may be amended, modified or otherwise changed from time to time in accordance with the terms hereof.

         "Cardholder Guidelines" shall mean the Originator's policies and procedures relating to the operation of its credit card business in effect on the date hereof, including, without limitation, the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

         "Cedel" shall mean Cedel S.A.

         "Certificate" shall mean any one of the Investor Certificates of any Certificate Series or the Exchangeable Seller Certificate.

         "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be.

         "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Certificate Series pursuant to the Supplement for such Certificate Series.

         "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Certificate Series pursuant to the Supplement for such Certificate Series.

         "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the related Supplement.

         "Certificate Register" shall mean the register maintained pursuant to
Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

         "Certificate Series" shall mean any series of Investor Certificates.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Class" shall mean a class of Certificates of a particular Certificate Series.

         "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

         "Closing Date" shall mean, with respect to any Certificate Series, the date of issuance of such Series of Certificates, as specified in the related Supplement, or, with respect to any Receivables Purchase Series, the date of the initial Conveyance of the related Receivables Purchase Interest, as specified in the related Receivables Purchase Agreement.

         "Co-Branded Program" means a program of the Originator to originate charges on a general purpose credit card under the Visa or MasterCard system, which credit card will be co-branded with Fashion Bug, as specified in the Cardholder Guidelines.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection" shall mean any payment by or on behalf of Obligors received by the Originator, Seller, Servicer or Trustee in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or other form of payment on any Receivables, including, without limitation, all Recoveries. The term "Collection" shall include Insurance Proceeds and other amounts constituting Recoveries generally, but shall exclude Insurance Proceeds and other amounts constituting Recoveries of Receivables to the extent the aggregate Insurance Proceeds and other Recoveries received in respect of Receivables during any Due Period exceed the Loss Amount for such Due Period and any prior Due Periods; which excess shall be distributed to the Seller on the Distribution Date related to such Due Period. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the date of receipt by the Originator, Seller, Servicer or Trustee of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

         "Collection Account" shall have the meaning specified in subsection 4.2(a).

         "Convey" shall mean to transfer, reassign, assign, set over and otherwise convey.

         "Conveyance" shall mean the act of Conveying property.

         "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 123 South Broad Street, M.B.O., 18th Floor, Philadelphia, PA 19109,
Attention: Corporate Trust Administration.

         "Coupon" shall have the meaning specified in Section 6.1.

         "Cut Off Date" shall mean the Initial Cut Off Date and any Addition Cut Off Date.

         "Cycle" shall mean each monthly billing cycle for an Account, as determined by the Seller in accordance with its normal practice.

         "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors (including creditors of national banking associations generally), and general principles of equity (whether considered in a suit at law or in equity).

         "Defeasance" shall have the meaning specified in subsection 12.5(a).

         "Defeased Series" shall have the meaning specified in subsection
12.5(a).

         "Definitive Certificate" shall have the meaning specified in Section 6.10.

         "Definitive Euro-Certificate" shall have the meaning specified in
Section 6.13.

         "Depository" shall have the meaning specified in Section 6.10.

         "Depository Agreement" shall mean, with respect to each Certificate Series, the agreement, if any, among the Seller, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

         "Depository Bank" means any of the banks holding one or more Initial Depository Accounts.

         "Depository Bank Agreement" shall mean an agreement from the Servicer to any Depository Bank.

         "Determination Date" shall mean the second Business Day preceding each Distribution Date.

         "Dilution Amount" shall have, with respect to any Due Period, the meaning specified in subsection 4.3(d).

         "Discount Option Date" shall mean each date on which a Discount Percentage designated by the Seller pursuant to Section 2.10 takes effect.

         "Discount Option Receivables" shall have the meaning specified in
Section 2.10. The aggregate amount of Discount Option Receivables on any date occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior date (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount Option Receivables created on such date minus (c) any Discount Option Receivable Collections received on such date. Discount Option Receivables created on any date shall mean the product of the amount of any Principal Receivables created on such date (without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

         "Discount Option Receivable Collections" shall mean on any date occurring in any Due Period succeeding the Due Period in which the Discount Option Date occurs, the product of (a) a fraction the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Due Period and
(b) Collections of Principal Receivables on such date (without giving effect to the proviso in the definition of Principal Receivables).

         "Discount Percentage" shall mean the percentages, if any, designated by the Seller pursuant to Section 2.10.

         "Distribution Date" shall mean the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day; provided, that the initial Distribution Date for any Series shall be set forth in the related Supplement or Receivables Purchase Agreement. Notwithstanding the foregoing, in the event a Total Systems Failure exists on any Distribution Date, the date of such Distribution Date shall mean the fourth Business Day after the date on which the Seller or the Servicer delivers the monthly report in the form of Exhibit C; provided, that in no event shall a Distribution Date be postponed more than 10 Business Days due to a Total Systems Failure.

         "Dollars", "$" or "U.S. $" shall mean United States dollars.

         "Due Period" shall mean, initially, the period from the close of business on March 28, 1994 to the close of business on the last day of the last Cycle for the month of April, 1994, and thereafter, the period from the close of business on the last day of the prior Due Period to the close of business on the last day of the last Cycle for the following month.

         "Early Amortization Event" shall mean, with respect to each Series, a Trust Early Amortization Event or a Series Early Amortization Event.

         "Effective Date" shall mean November 25, 1997.

         "Eligible Account" shall mean, as of the Initial Cut Off Date (or, with respect to Additional Accounts as of the relevant Addition Cut Off Date), each
Account:

              1.1.1 which is payable in Dollars;

              1.1.2 which has been originated in connection with the extension of credit through a Specified Program to an Obligor whose application for the extension of credit was processed through the Originator or an Affiliate of the Originator or which has been acquired by the Originator from a third party and determined by the Originator to be in compliance with the Cardholder Guidelines, including those relating to the extension of credit; provided that an Account originated in a Specified Program other than the Private Label Program shall be an Eligible Account only if the Rating Agency Condition has been satisfied with respect thereto;

              1.1.3 which the Originator has not classified on its electronic records as counterfeit, canceled or fraudulent, and with respect to which any card issued in connection therewith has not been stolen or lost;

              1.1.4 the Obligor on which has provided, as its most recent billing address, an address which is located in the United States; provided, that an Account, the Obligor on which has provided, as its most recent billing address, an address which is located in Canada, shall be an Eligible Account, but only to the extent that the aggregate amount of Principal Receivables in all such Accounts shall be less than 1.0% of the aggregate Principal Receivables of all Accounts averaged as of the last day of any two consecutive Due Periods; provided, further, that the Receivables of any such Account shall not be treated as Receivables for purposes of calculating the Seller Interest, the Aggregate Minimum Seller Interest or Minimum Aggregate Principal Receivables or the Investor/Purchaser Percentage of any Series;

              1.1.5 which the Originator has not charged off in its customary and usual manner for charging off such Accounts as of the Initial Cut Off Date (or with respect to Additional Accounts, as of the relevant Addition Cut Off
Date); and

              1.1.6 with respect to which all filings, consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator in connection with the creation of the underlying Receivable in such Account or the execution, delivery and performance by the Originator of the Cardholder Agreement pursuant to which such underlying Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation.

         "Eligible Receivable" shall mean each Receivable which satisfies each of the following conditions:

         (a) which has arisen under an Eligible Account;

         (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Originator and pursuant to a Cardholder Agreement that complies in all material respects with all Requirements of Law applicable to the Originator;

         (c) as to which, at the time of and at all times after the creation of such Receivable, the Originator, the Seller or the Trust had good and marketable title thereto, free and clear of all Liens arising under or through the Originator, the Seller or any of their Affiliates;

         (d) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, subject to Debtor Relief Laws; and

         (e) which constitutes an "account" or a "general intangible" under
Article 9 of the UCC as then in effect in any applicable jurisdiction.

         "Enhancement" shall mean, with respect to any Series, the cash collateral account, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other contract or agreement for the benefit of the Investor Certificateholders or the Receivables Purchasers of such Series (including any subordinated interest and any subordination of one Series to another), as designated in the applicable Supplement or Receivables Purchase Agreement.

         "Enhancement Invested Amount" shall have the meaning, if applicable with respect to any Certificate Series, specified in the related Supplement.

         "Enhancement Provider" shall mean, with respect to any Series, the Person or Persons, if any, designated as such in the related Supplement or Receivables Purchase Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

         "Excess Funding Account" shall have the meaning specified in subsection 4.3(e).

         "Excess Funding Amount" shall mean the amount on deposit in the Excess Funding Account.

         "Exchange" shall mean the procedure described under Section 6.9.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Date" shall have the meaning, with respect to any Certificate Series issued pursuant to an Exchange, specified in subsection 6.9(b).

         "Exchange Notice" shall have the meaning, with respect to any Certificate Series issued pursuant to an Exchange, specified in subsection 6.9(b).

         "Exchangeable Seller Certificate" shall mean the certificate or certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9.

         "Extended Trust Termination Date" shall have the meaning specified in subsection 12.1(a).

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

         "Finance Charge Receivables" shall mean (i) all amounts billed to the Obligors on any Account in the ordinary course of the Originator's business in respect of (a) periodic rate finance charges, (b) late payment fees, (c) annual fees, if any, with respect to Accounts (excluding any membership fees payable with respect to any special program credit cards which fees shall not be deemed to be Finance Charge Receivables but shall be deemed to be Principal Receivables), (d) returned check charges, and (e) any other fees with respect to the Accounts designated by the Seller by notice to the Trustee at any time and from time to time to be included as Finance Charge Receivables and (ii) all amounts paid to the Originator in respect of Allocated Interchange; provided, however, that after the Discount Option Date, Finance Charge Receivables on any date of determination thereafter shall mean Finance Charge Receivables as otherwise determined pursuant to this definition plus the amount of any Discount Option Receivables.

         "Finance Charge Shortfalls" shall have the meaning specified in subsection 4.3(g).

         "Foreign Clearing Agency" shall mean CEDEL and the Euroclear Operator.

         "Global Certificate" shall have the meaning specified in Section 6.13.

         "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group" shall mean, with respect to any Certificate Series, the group of Certificate Series, if any, in which the related Supplement specifies such Series is to be included.

         "Holder of the Exchangeable Seller Certificate" shall mean Charming Shoppes Receivables Corp., a Delaware corporation, and its successors and assigns.

         "Ineligible Receivable" shall have the meaning specified in subsection 2.4(d)(iii).

         "Initial Closing Date" shall mean December 24, 1992.

         "Initial Cut off Date" shall mean the close of business of the Seller on November 28, 1992.

         "Initial Depository Account" shall mean an account established by the Originator for the purpose of collecting payments made by Obligors, as specified in writing by the Seller to the Trustee and each Purchaser Representative; provided, that each of the Originator and the Seller shall have assigned all of its right, title and interest in such account to the Trustee; provided, further, that the establishment of such account shall be agreed to by the Trustee and each Purchaser Representative; provided, further, that upon the occurrence of a Servicer Default and the appointment of a Successor Servicer pursuant to Article X, Initial Depository Account shall mean an account established by such Successor Servicer for the purpose of collecting payments made by Obligors as shall be agreed to by such Successor Servicer, the Trustee and each Purchaser Representative.

         "Initial Investor Interest" shall mean, with respect to any Certificate Series, the amount specified as such in the related Supplement.

         "Insolvency Event" shall have the meaning specified in Section 9.2(a).

         "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit life, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account to the extent such amounts are used to make payments on such Account.

         "Interchange" means interchange fees payable to the Originator in its capacity as credit card issuer.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

         "Investor Certificate" shall mean any one of the certificates including the Bearer Certificates, the Registered Certificates or any Global Certificates executed and authenticated by the Trustee substantially in the form of the investor certificate attached to the related Supplement evidencing an Undivided Trust Interest, other than the Exchangeable Seller Certificate.

         "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

         "Investor Exchange" shall have the meaning specified in subsection 6.9(b).

         "Investor Interest" of any Certificate Series shall have the meaning specified in the related Supplement.

         "Investor Monthly Servicing Fee" for any Certificate Series, shall have the meaning specified in the related Supplement.

         "Investor/Purchaser Percentage" with respect to Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts or Loss Amounts, for any Certificate Series or Receivables Purchase Series, shall have the meaning specified in the related Supplement or Receivables Purchase Agreement.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, that any Conveyance of any Receivables Purchase Interest pursuant to a Receivables Purchase Agreement, any issuance of an Undivided Trust Interest pursuant to any Supplement, any assignment pursuant to Section 8.2 hereof, and any Lien created by or in connection with this Agreement or the Purchase Agreement shall not be deemed to constitute a Lien.

         "Loss Amount" for any Due Period means an amount (which shall not be less than zero) equal to (a) the principal balance of any Account, or any portion thereof, that has been written off or, consistent with the Cardholder Guidelines, should have been written off the Originator's books as uncollectible during such Due Period, minus (b) the amount of Recoveries received in such Due Period with respect to Receivables previously charged off as uncollectible or as otherwise defined in the applicable Series Supplement.

         "Manager" shall mean the lead manager, manager or co-manager or person performing a similar function with respect to an offering of Definitive Euro-Certificates.

         "Minimum Aggregate Principal Receivables," (x) on the last Business Day of any Due Period occurring prior to the payment in full of all Certificate Series outstanding prior to November 25, 1997, shall equal the sum of the aggregate Series Investor Interests for all Certificate Series, and the aggregate Receivables Purchase Interests for all Receivables Purchase Series, issued and outstanding on such date, and (y) thereafter, shall equal zero.

         "Minimum Seller Interest", with respect to any Series, shall have the meaning specified in the related Supplement or Receivables Purchase Agreement.

         "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of a calendar month.

         "Monthly Servicing Fee" shall have the meaning specified in Section
3.2.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

         "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Originator, Seller or Servicer, as applicable.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee, and in the case of an opinion to be delivered to the Originator, Seller, any Enhancement Provider or any Purchaser Representative, reasonably acceptable to the Originator, Seller, such Enhancement Provider or such Purchaser Representative.

         "Original Pooling and Servicing Agreement" shall have the meaning specified in the preamble to this Agreement.

         "Originator" shall mean Spirit of America National Bank, a national banking association.

         "Paired Series" shall mean one Series that, in its Supplement, is designated as the "Paired Series" for another Series, it being understood that the Series Investor Interest of the Paired Series will increase as the Series Investor Interest of the other Series is reduced; provided that no Series shall be designated as a Paired Series unless the Rating Agency Condition is satisfied with respect to such designation.

         "Paying Agent" shall mean any paying agent appointed pursuant to
Section 6.6 and shall initially be the Trustee.

         "Permitted Investments" shall mean, unless otherwise provided in the Supplement or the Receivables Purchase Agreement with respect to any Series, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence any of the following:

                  (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency and Purchaser Representative or (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

                  (iv) short-term debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United states of America or any State, the short-term unsecured obligations of which have an Approved Rating at the time of such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account;

                  (v) commercial paper having an Approved Rating at the time of such investment or pledge as security; or

                  (vi) any other investments approved in writing by each Rating Agency and each Purchaser Representative; provided, that such investments shall be made only so long as making such investments will not require the Trust to register as an investment company under the Investment Company Act of 1940, as amended.

         "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental entity or other entity of similar nature.

         "Pool Factor", as such term is used in any Supplement, shall mean a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of the last Business Day of the preceding Due Period (determined after taking into account any reduction in the Investor Interest that will occur on the following Distribution Date) to the applicable Initial Investor Interest.

         "Pool Index File" shall mean the file on the Originator's computer system that identifies revolving credit card accounts of the Originator, which file is designated by the Originator as its "Pool Index File."

         "Principal Receivables" shall mean (a) all amounts (other than amounts which represent Finance Charge Receivables) billed to the Obligor on any Account, including without limitation amounts billed in respect of purchases of merchandise or services or credit insurance premiums and (b) all other fees (other than Finance Charge Receivables) billed to Obligors on the Accounts; provided, however, that after the Discount Option Date, Principal Receivables on any date of determination thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables that the Seller is unable to transfer to the Trust as provided in Sections 2.1 and 2.6 shall not be included in calculating the aggregate amount of Principal Receivables.

         "Principal Sharing Series" shall mean a Certificate Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

         "Principal Shortfalls" shall have the meaning specified in subsection 4.3(f).

         "Principal Terms", with respect to any Certificate Series issued pursuant to an Exchange, shall have the meaning specified in subsection 6.9(c), and with respect to any Receivables Purchase Series, shall have the meaning specified in Section 6.18.

         "Prior PSA" shall have the meaning specified in the recitals hereto.

         "Private Holder" shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series, Class of Certificates, Receivables Purchase Interest, or any other interests as to which the Seller has received an Opinion of Counsel to the effect that such Series, Class, Receivables Purchase Interest or other interest will be treated as debt or otherwise not as an equity interest in either the Trust or the Receivables for federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Trust or the Trust's income or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Seller determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any Person holding more than one interest in the Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Seller (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Person designated as a "Private Holder" in any Supplement or Receivables Purchase Agreement shall be considered to be a Private Holder.

         "Private Label Program" means the Originator's program of originating private label credit card receivables primarily from sales at Fashion Bug and Fashion Bug Plus stores, as specified in the Cardholder Guidelines.

         "Purchase Agreement" shall mean the Purchase and Sale Agreement, dated as of November 25, 1997 between the Seller and the Originator, as amended or otherwise modified from time to time.

         "Purchaser Representative" shall have the meaning specified in Section 1.3.

         "Qualified Depository Institution" shall mean the Trustee or a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or the domestic branch of a foreign depository institution), with deposit insurance provided by BIF or SAIF, the short-term deposits of which have an Approved Rating.

         "Quarterly Period" shall have the meaning specified in Section 2.6(c).

         "Rating Agency" shall mean, with respect to any Certificate Series, the rating agency or agencies, if any, selected by the Seller to rate the Investor Certificates of such Certificate Series.

         "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating on any Investor Certificates.

         "Reassignment" shall have the meaning specified in subsection
2.7(b)(ii).

         "Reassignment Date" shall have the meaning specified in subsection 2.4(e).

         "Receivables" shall mean Principal Receivables and Finance Charge Receivables; provided, that upon the reassignment by the Trustee to the Seller of Receivables pursuant to Section 2.4 or upon the removal of Receivables from the Trust pursuant to Section 2.7, such Conveyed Receivables, as of the date of such reassignment or removal, shall no longer be treated as Receivables.

         "Receivables Purchase Agreement", shall mean each agreement between the Trust and one or more Persons providing for the Conveyance by the Trust to such Person or Persons of undivided ownership interests in Receivables, including, without limitation, any "Receivables Purchase Agreement" or "Parallel Purchase Commitment".

         "Receivables Purchase Date", with respect to any Receivables Purchase Series, shall have the meaning specified in Section 6.17.

         "Receivables Purchase Interest" of any Receivables Purchase Series shall have the meaning specified in the related Receivables Purchase Agreement.

         "Receivables Purchase Notice", with respect to any Receivables Purchase Series, shall have the meaning specified in Section 6.17.

         "Receivables Purchase Series" shall mean the Series created pursuant to any Receivables Purchase Agreement.

         "Receivables Purchase Series Interest" shall have, with respect to any Receivables Purchase Series, the meaning specified in the related Receivables Purchase Agreement.

         "Receivables Purchaser" shall mean any Person acquiring (or entering into a commitment to acquire) an undivided percentage ownership interest in Receivables pursuant to any Receivables Purchase Agreement.

         "Receivables Purchaser Monthly Servicing Fee" for any Receivables Purchase Series, shall have the meaning specified in the related Receivables Purchase Agreement.

         "Record Date" shall mean, with respect to any Distribution Date, the last calendar day of the preceding calendar month.

         "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection) with respect to Receivables previously charged off as uncollectible and all Insurance Proceeds.

         "Registered Certificates" shall have the meaning specified in Section 6.1.

         "Removal Cut Off Date" shall mean, with respect to Receivables in certain designated Removed Accounts, the date, which shall be not less than 3 nor more than 20 days prior to the applicable Removal Date, specified as such in the computer file or microfiche or written list required to be delivered by the Seller pursuant to subsection 2.7(b)(ii)(B).

         "Removal Date" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to an entity designated by the Seller.

         "Removal Notice Date" shall have the meaning specified in subsection 2.7(a).

         "Removed Accounts" shall have the meaning specified in subsection
2.7(a).

         "Renumbered Account" shall mean an Account with respect to which a new credit account number has been issued by the Servicer or the Originator under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group, from the transfer from one Obligor to another Obligor or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Cardholder Guidelines, and which in any such case can be traced or identified by reference to or by way of the computer files or microfiche or written lists delivered to the Trustee pursuant to subsection 2.1, 2.6(d)(ii) or 2.7(b)(ii)(B) as an Account which has been renumbered.

         "Required Addition Event" shall mean, as of any date of determination, that:

                  (i) the Dilution Amount for a Due Period shall be greater than the sum of (x) the Seller Interest as of the last day of such Due Period minus (y) the Aggregate Minimum Seller Interest as of the last day of such Due Period; or

                  (ii) the average of the Seller Interest over any 30 day period ending on the last day of a Due Period is less than the Aggregate Minimum Seller Interest.

         "Required Designation Date" shall have the meaning specified in subsection 2.6(a).

         "Requirements of Law" means any law, treaty, rule or regulation, or determination of an arbitrator of, the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or other governing documents of such Person.

         "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a subject, a particular officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Revolving Period" shall have, with respect to any Series, the meaning specified in the related Supplement or Receivables Purchase Agreement.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

         "Secured Account Program" means a credit card program of the Originator under which the Obligors are required to maintain a security deposit against amounts charged, as specified in the Cardholder Guidelines.

         "Secured Obligations" shall have the meaning set forth in the Security Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Security Agreement" means the security interest letter agreement, dated as of the date hereof between the Originator and the Trustee.

         "Seller" shall mean Charming Shoppes Receivables Corp., a Delaware corporation.

         "Seller Allocations" shall mean, with respect to any Due Period, amounts required to be allocated to the Exchangeable Seller Certificate in respect of Finance Charge Receivables pursuant to subsections 4.3(c), 4.3(e) or 4.3(g).

         "Seller Exchange" shall have the meaning specified in subsection
6.9(b).

         "Seller Interest" shall mean at any time the aggregate amount of Principal Receivables in the Trust plus the amounts on deposit in the Excess Funding Account minus the Aggregate Investor/Purchaser Interest. It is understood and agreed that the Seller Interest may be less than zero and expressed as a negative number.

         "Seller Monthly Servicing Fee" shall mean, with respect to any Due Period, an amount equal to one-twelfth of the product of 2% and the Seller Interest as of the last day of the preceding Due Period.

         "Seller Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables and Finance Charge Receivables, a percentage equal to 100% minus the aggregate Investor/Purchaser Percentages for all Series with respect to such categories of Receivables.

         "Series" shall mean a Certificate Series or a Receivables Purchase Series.

         "Series Account" shall mean, with respect to any Series, any account or accounts established pursuant to the related Supplement or Receivables Purchase Agreement for the benefit of such Series.

         "Series Dilution Amount" shall have the meaning specified in Section 4.3(d).

         "Series Early Amortization Event" shall mean, with respect to any Series, each "Early Amortization Event" or "Series Early Amortization Event" specified in the related Supplement or Receivables Purchase Agreement.

         "Series Investor Interest", with respect to any Certificate Series, shall have the meaning specified in the related Supplement.

         "Series Percentage" shall mean, for any Series with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Investor Interest or the Receivables Purchase Series Interest, as the case may be, for such Series as of the last day of the immediately preceding Due Period and the denominator of which is the sum of the Series Investor Interests and the Receivables Purchase Series Interests for all outstanding Series, in each case as of the last day of the immediately preceding Due Period.

         "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement or Receivables Purchase Agreement.

         "Series Termination Date" shall mean, with respect to any Series, the date specified in the related Supplement or Receivables Purchase Agreement.

         "Series Unfunded Dilution Amount" shall have the meaning specified in subsection 4.3(d).

         "Servicer" shall mean Spirit Inc., a Delaware corporation, and its permitted successors and assigns and thereafter any Person appointed Successor Servicer as herein provided.

         "Servicer Default" shall have the meaning specified in Section 10.1.

         "Servicer Termination Notice" shall have the meaning specified in
Section 10.1.

         "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

         "Shared Excess Finance Charge Collections" shall have the meaning specified in subsection 4.3(g).

         "Shared Principal Collections" shall have the meaning specified in subsection 4.3(f).

         "Specified Programs" means (i) the Private Label Program, (ii) the Co-Branded Program, (iii) the Secured Account Program, (iv) the Unaffiliated Retailer Program, or (v) any other credit card origination program initiated by the Originator.

         "Spirit Inc." shall have the meaning specified in the preamble.

         "Standard & Poor's" shall mean Standard & Poor's.

         "Store" shall mean a retail location of any Affiliate of the Originator.

         "Store Account" shall mean a deposit account established by a Store for the purpose of collecting Store Payments.

         "Store Payment" shall mean any payment by an Obligor on account of a Receivable made by means of cash or check delivered in person by such Obligor to an employee at any Store.

         "Subject Instrument" shall mean any Certificate or Receivables Purchase Interest with respect to which the Seller shall not have received an Opinion of Counsel to the effect that such Certificate or Receivables Purchase Interest will be treated as debt for Federal income tax purposes.

  "Successor Servicer" shall have the meaning specified in subsection 10.2(a).

         "Supplement" shall mean, with respect to any Certificate Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of any Series of Certificates, and all amendments and supplements thereto.

         "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, such action will not adversely affect the federal income tax characterization of Investor Certificates of any outstanding Certificate Series.

         "Total Systems Failure" means, in respect of any Distribution Date, a total failure of the computer system (including but not limited to off-site backup systems) of the Servicer or the Administrative Servicer which contain records relating to the Receivables, the effect of which would make it impossible or impracticable for the Servicer or the Administrative Servicer to perform the acts required to be performed hereunder on or in anticipation of such Distribution Date.

         "Transaction Documents" shall mean this Agreement, the Purchase Agreement, each Assignment, each Additional Assignment, the Security Agreement, each Supplement, each Receivables Purchase Agreement, each Investor Certificate, each agreement to purchase Investor Certificates, and each other agreement designated as a Transaction Document in any Supplement or Receivables Purchase Agreement.

         "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.3 and shall initially be the Trustee.

         "Trust" shall mean the Charming Shoppes Master Trust created by the Prior PSA and this Agreement (formerly known as the Spirit of America Master Trust), the corpus of which shall consist of the Receivables now existing or hereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies powers and privileges with respect to such Receivables, all rights, remedies, powers and privileges of the Seller under the Purchase Agreement, such funds as from time to time are deposited in the Collection Account and any Series Account and the rights to any Enhancement with respect to any Series, and all proceeds of the foregoing; provided, that the corpus of the Trust shall not include any undivided percentage ownership interest in Receivables to the extent Conveyed by the Trust pursuant to any Receivables Purchase Agreement; provided further, that any Series Account or Enhancement shall be held by the Trust for the benefit of the related Series.

         "Trust Early Amortization Event" shall have the meaning specified in
Section 9.1.

         "Trust Extension" shall have the meaning specified in subsection
12.1(a).

         "Trust Termination Date" shall mean the earlier of (a) the date of the termination of the Trust pursuant to subsection 9.2(b), (b) (i) unless a Trust Extension shall have occurred, the day after the Distribution Date following the date on which funds shall have been deposited in the applicable Series Accounts
(A) for the payment of Investor Certificateholders of each Certificate Series then issued and outstanding sufficient to pay in full the Investor Interest and, if applicable, the Enhancement Invested Amount of each such Certificate Series (including any unreimbursed Loss Amounts allocated to such Certificate Series to the extent such amounts are required to be reimbursed pursuant to the related Supplement) plus accrued interest at the applicable Certificate Rate through the date specified in the related Supplement with respect to each such Certificate Series plus all fees and expenses of the Trustee, the Servicer, any Enhancement Provider and any other Person as specified therein and (B) for the repayment of the Receivables Purchase Interest of each Receivables Purchase Series then outstanding sufficient to pay in full the Receivables Purchase Interest of each such Receivables Purchase Series (including any unreimbursed Loss Amounts allocated to such Receivables Purchase Series to the extent such amounts may be reimbursed pursuant to the related Receivables Purchase Agreement) plus accrued interest at the applicable rate through the date specified in the related Receivables Purchase Agreement with respect to each such Receivables Purchase Series plus all fees and expenses of the Trustee, the Servicer, any Enhancement Provider and any other Person as specified therein; and (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (c) December 24, 2025.

         "Trustee" shall mean First Union National Bank, a national banking association, in its capacity as trustee on behalf of the Trust, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

         "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the Commonwealth of Pennsylvania, the State of Ohio, the State of New York, and any other state where the filing of a financing statement is required or advisable to perfect an interest in the Receivables and the proceeds thereof, or in any other specified jurisdiction.

         "Unaffiliated Retailer Program" means a credit card program of the Originator to allow holders of its private label Fashion Bug credit card to use the card at certain unaffiliated retail locations, as specified in the Cardholder Guidelines.

         "Undivided Trust Interest" shall mean the undivided interest in the Trust evidenced by a Certificate.

         "U.S. Person" or "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

         "Variable Certificate" means any Investor Certificate that is designated as a variable funding certificate in the related Supplement.

         "Yield Change" shall have the meaning specified in subsection 2.5(c).

         Section 1.2  Other Definitional Provisions.

         1.2.1 All terms defined in this Agreement or any Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         1.2.2 As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.

         1.2.3 The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The Monthly Servicer Report, the form of which is attached as Exhibit C to this Agreement, shall be in substantially the form of Exhibit C, with such additional information with respect to any Series as shall be specified in the related Supplement or Receivables Purchase Agreement, and such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement, any Supplement or any Receivables Purchase

Agreement. The Servicer shall, upon making such determination, deliver to the Trustee an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

         Section 1.3 Purchaser Representatives. Receivables Purchasers of any Receivables Purchase Series, pursuant to the related Receivables Purchase Agreement, shall appoint a purchaser representative (each, a "Purchaser Representative") who shall have the right to vote, or to give or receive any request, demand, authorization, direction, notice, consent or waiver, hereunder on behalf of all of the Receivables Purchasers of the related Receivables Purchase Series, all to the extent set forth in this Agreement and in the related Receivables Purchase Agreement.

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

         Section 2.1 Conveyance of Receivables. The Seller does hereby Convey to the Trust without recourse (except as expressly provided herein), all of its right, title and interest in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts, until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing.

         In connection with such Conveyance, the Seller agrees to record and file, at its own expense, a financing statement or financing statements (including any continuation statements with respect to each such financing statement when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the Conveyance of the Receivables to the Trust and the first priority nature of the Trustee's interest in the Receivables, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing followed by delivery of a file-stamped copy as soon as practicable) to the Trustee, as soon as practicable after receipt thereof by the Seller. The foregoing Conveyance shall be made to the Trust for the benefit of the Certificateholders, any Receivables Purchasers and any Enhancement Providers (to the extent set forth in the related Supplement or Receivables Purchase Agreement) and each reference in this Agreement to such Conveyance shall be construed accordingly.

         In connection with such Conveyance, the Servicer agrees, on behalf of the Seller, as an expense of the Servicer, paid out of the Seller's Monthly Servicing Fee, (i) to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Accounts have been Conveyed to the Trust pursuant to this Agreement, and (ii) to deliver to the Trustee a computer file or microfiche or written list containing a true and complete list of all such Accounts, identified by account number, Obligor name
and Obligor address and setting forth the Receivable balance as of             .
Such file or list shall be marked as Schedule 1 to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Servicer further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

         The parties intend that if, and to the extent that, such Conveyance is not deemed to be a sale, the Seller shall be deemed hereunder to have granted to the Trust a first priority perfected security interest (to secure the Secured Obligations) in all of the Seller's right, title and interest in, to and under the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law.

         Pursuant to the request of the Seller, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Seller pursuant to Section 6.2.

         By executing and delivering this Agreement and the Purchase Agreement, the parties do not intend to cancel, release or in any way impair any conveyance made by the Originator to the Trustee under the Prior PSA. Without limiting the foregoing, the parties hereto acknowledge and agree as follows:

                  (i) Any Conveyance by the Originator to the Seller of assets hereunder or under any other Transaction Document shall be subject to any rights in such assets granted by the Originator to the Trustee pursuant to the Prior PSA.

                  (ii) The trust created by and maintained under the Prior PSA shall continue to exist and be maintained under this Agreement.

                  (iii) All series of certificates or purchased interests issued under the Prior PSA shall constitute Series issued and outstanding under this Agreement, and any supplement or receivables purchase agreement executed in connection with such series shall constitute a Supplement or Receivables Purchase Agreement (as applicable) executed hereunder.

                  (iv) All references to the Prior PSA in any other instruments or documents shall be deemed to constitute references to this Agreement. All references in such instruments or documents to the Originator in its capacity as the seller of receivables and related assets under the Prior PSA shall be deemed to include reference to the Seller in such capacity hereunder.

                  (v) The Seller hereby assumes and agrees to perform all obligations of Spirit of America National Bank, in its capacity as seller (but not as servicer) under or in connection with the Prior PSA (as amended and restated by this Agreement) and any supplements to the Prior PSA.

                  (vi) To the extent this Agreement requires that certain actions are to be taken as of the Initial Cut Off Date or another date prior to the date of this Agreement, the Originator's execution of such action under the Prior PSA shall constitute satisfaction of such requirement.

         Section 2.2  Acceptance by Trustee.

         (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller in and to the Receivables now existing and hereafter created from time to time and arising in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders, any Receivables Purchasers and any Enhancement Providers (to the extent set forth in the related Supplement or Receivables Purchase Agreement). The Trustee further acknowledges that, on or prior to the Initial Closing Date, it has received from the Servicer (on behalf of the Seller) the computer file or microfiche or written list required to be delivered to it pursuant to the third paragraph of Section 2.1.

         (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche or written lists delivered to the Trustee pursuant to Sections 2.1,
2.6 and 2.7 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders and Receivables Purchasers or to a Successor Servicer appointed pursuant to Section 10.2 or as mandated pursuant to any Requirement of Law applicable to the Trustee. The Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Seller with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Seller may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Seller with written notice no later than five days prior to any disclosure pursuant to this subsection 2.2(b).

         (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

         Section 2.3 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust as of the Initial Closing Date, the Effective Date and the Amendment Date:

         (a) Organization and Good Standing. The Seller is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to execute and deliver to the Trustee the Certificates pursuant hereto.

         (b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law.

         (c) Due Authorization. The execution and delivery by the Seller of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and each other Transaction Document to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action on its part and this Agreement and each such Transaction Document will remain, from the time of its execution, an official record of the Seller.

         (d) Enforceability. Each of this Agreement and each other Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

         (e) No Conflict. The execution and delivery of this Agreement and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

         (f) No Violation. The execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Seller.

         (g) No Proceedings. There are no proceedings pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificates or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Certificates or any other Transaction Document to which the Seller is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any other Transaction Document to which the Seller is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Certificates or any other Transaction Document to which the Seller is a party or
(v) seeking to affect adversely the income tax attributes of the Trust.

         (h) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Seller is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof have been obtained.

         (i) Eligibility of Accounts. As of the Initial Cut Off Date (or in the case of an Additional Account, the applicable Addition Cut Off Date), each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders or Receivables Purchasers have been employed by the Seller in selecting the Accounts from among the Eligible Accounts in the Bank Portfolio.

         (j) Originator's Deposit Accounts. As of the Initial Closing Date, the Effective Date and the Amendment Date, deposits in Originator's deposit accounts were insured to the limits provided by law by BIF.

         The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust and the termination of the rights and obligations of the Servicer pursuant to
Section 10.1. The Seller hereby represents and warrants to the Trust, with respect to any Series, as of its Closing Date, unless otherwise specified in the related Supplement or Receivables Purchase Agreement, that the representations and warranties of the Seller set forth in this Section 2.3 are true and correct as of such date.

         Section 2.4 Representations and Warranties of the Seller Relating to the Receivables; Notice of Breach.

         (a)  Valid Conveyance and Assignment; Eligibility of Receivables.

         The Seller hereby represents and warrants to the Trust as of the Initial Closing Date, the Effective Date and the Amendment Date, and with respect to any Additional Accounts, as of the related Addition Date:

                  (i) This Agreement constitutes either (A) a valid sale to the Trust of all right, title and interest of the Seller in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates, or (B) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Trust, which is enforceable with respect to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreement, and all proceeds of the foregoing, upon such creation. To the extent that this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in
         Section 2.1 and in the case of the Receivables hereafter created, all monies due or to be become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Receivables, and the proceeds of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in any applicable jurisdiction). Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or any Series Account, except for the Seller's rights to receive interest accruing on, and investment earnings in respect of, the Collection Account, as provided in this Agreement (and, if applicable, any Series Account as provided in any Supplement or any Receivables Purchase Agreement),to the extent that this Agreement constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC as in effect in any applicable jurisdiction.

                  (ii) Each Receivable is an Eligible Receivable.

                  (iii) Each Receivable then existing has been Conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Seller, the Originator, or any of their Affiliates and in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

                  (iv) With respect to each Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the Conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                  (v) On each day on which any new Receivable is created, the Seller shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been Conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Seller, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the Conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in subsection 2.4(a)(i) are true and correct with respect to each Receivable created on such day as if made on such day.

                  (vi) As of the Initial Cut Off Date, and, with respect to Additional Accounts, as of the related Addition Cut Off Date, Schedule 1 to this Agreement and the related computer file or microfiche or written list referred to in subsection 2.6(d)(ii), is an accurate and complete listing in all material respects of all the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut Off Date or such applicable Addition Cut Off Date, and as of the Initial Cut Off Date, the aggregate amount of Receivables in all the Accounts was $45,431,401 of which $45,431,401 were Principal Receivables.

         (b) Survival. The representations and warranties set forth in this
Section 2.4 shall survive the Conveyance of any of the respective Receivables to the Trust.

         (c) Notice of Breach. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in
Section 2.3 or 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto, each Purchaser Representative and each Enhancement Provider as soon as practicable and in any event within three Business Days following such discovery.

         (d) Transfer of Ineligible Receivables.

                  (i) Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in subsection 2.4(a)(iii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Originator or the Seller; or (C) the unsecured short term debt rating of the Originator is not at least P-1 by Moody's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Seller or the Servicer or receipt by the Seller of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii) and shall no longer be treated as a Receivable; provided, that if such Lien does not have a material adverse effect on the collectibility of the Receivables or on the interests of the Certificateholders or Receivables Purchasers of any Series or the Enhancement Provider, the Seller shall have 10 days within which to remove any such Lien.

                  (ii) Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in subsection 2.4(a)(ii)-(vi), other than a breach or event as set forth in clause
         (d)(i) above, and as a result of such breach the Receivable becomes charged off or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days from the earlier to occur of the discovery of any such event by either the Seller or the Servicer, or receipt by the Seller of written notice of any such event given by the Trustee or any Purchaser Representative, each such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.4(d)(iii) and shall no longer be treated as a Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.

                  (iii) Procedures for Removal. When the provisions of subsection 2.4(d)(i) or (ii) above require removal of a Receivable, the Seller shall accept reassignment of each such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Seller Interest by such amount (but not below zero). On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor/Purchaser

         Percentage, the Seller Percentage or the Seller Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be reduced below the Aggregate Minimum Seller Interest, the Seller shall immediately, but in no event later than 10 Business Days after such event, or, if earlier, the next succeeding Distribution Date, make a deposit in the Excess Funding Account (except that the portion of such amount allocable to any Receivables Purchase Series shall be deposited in the Collection Account for the benefit of such Receivables Purchase Series) in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below the Aggregate Minimum Seller Interest. Upon the reassignment to the Seller of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to Convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable (and if all the Receivables of an Account are Ineligible Receivables, all Receivables then existing and thereafter created in the related Account), all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Ineligible Receivable, and all proceeds of the foregoing and any such reassigned Ineligible Receivable shall no longer be treated as a Receivable. The Trustee shall execute such documents and instruments of transfer or assignment, including a written assignment in substantially the form of Exhibit E-2, and take other actions as shall reasonably be requested by the Seller to evidence the Conveyance of such Ineligible Receivable pursuant to this subsection 2.4(d)(iii). The obligation of the Seller set forth in this subsection 2.4(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections with respect to such Receivable available to Certificateholders or Receivables Purchasers or the Trustee on behalf of Certificateholders or Receivables Purchasers, except as otherwise specified in any Supplement or Receivables Purchase Agreement.

         (e) Reassignment of Trust Portfolio. In the event of a breach of the representations and warranties set forth in subsection 2.3(d) or 2.4(a)(i) of this Agreement or subsection 2.1(d) or 2.2(a)(i) of the Purchase Agreement, either (i) the Trustee or the Holders of Investor Certificates evidencing Undivided Trust Interests aggregating more than 50% of the aggregate Investor Interests of all Certificate Series or (ii) any Purchaser Representative, by notice then given in writing to the Seller (and to the Trustee and the Servicer, if given by the Investor Certificateholders or any Purchaser Representative) may direct the Seller to accept reassignment of an amount of Principal Receivables (as specified below) within 60 days of such notice and the Seller shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by such Person (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in subsection 2.3(d) and 2.4(a)(i) of this Agreement and Subsection 2.1(d) and 2.2(a)(i) of the Purchase Agreement shall then be true and correct in all material respects. The Trustee shall promptly notify each Purchaser Representative of any such notice of reassignment, and each Purchaser Representative may, by notice to the Seller and the Trustee, designate the Series it represents as participating in such reassignment. The Seller shall deposit on the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the applicable Series Account, as provided in the related Supplement or Receivables Purchase Agreement, for distribution to the Investor Certificateholders pursuant to Article XII or the Receivables Purchasers pursuant to the related Receivables Purchase Agreement or any Enhancement Provider pursuant to the applicable Supplement. The reassignment deposit amount for each Series with respect to which a notice directing reassignment has been given, unless otherwise stated in the related Supplement or Receivables Purchase Agreement, shall be equal to (a) in the case of any Certificate Series, (i) the Investor Interest of such Series and, if applicable, the Enhancement Invested Amount at the end of the day on the last day of the Due Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Due Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates and, if applicable, the Enhancement Invested Amount of such Series at the applicable Certificate Rate through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Due Period in which the Reassignment Date occurs, and (b) in the case of any Receivables Purchase Series, all principal and accrued interest on such Receivables Purchase Series through such Reassignment Date and all accrued and unpaid fees and expenses and unreimbursed Loss Amounts under the related Receivables Purchase Agreement. Payment of the reassignment deposit amount with respect to each Series and all other amounts in the applicable Series Account in respect of the preceding Due Period shall be considered a prepayment in full of the interest in the Receivables represented by such Series. On the Distribution Date on which such amount has been deposited in full into the applicable Series Account, Receivables with an aggregate principal balance equal to the aggregate Investor Interests and Receivables Purchase Interests of all Series with respect to which a notice directing reassignment has been given and all monies due or to become due with respect thereto, all Collections, all Recoveries, and all proceeds of such Receivables be released to the Seller after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Seller to vest in the Seller, all right, title and interest of the Trust in and to the Receivables then existing and thereafter created in the related Accounts, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Receivables, and all proceeds of the foregoing. If the Trustee, the Investor Certificateholders or the Purchaser Representatives give notice directing the Seller to accept reassignment as provided above, the obligation of the Seller to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsections 2.3(d) and 2.4(a)(i) available to the Investor Certificateholders, the Trustee on behalf of the Investor Certificateholders or the Receivables Purchasers.

         Section 2.5 Covenants of the Seller. The Seller hereby covenants that:



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



         (a) Receivables to be Accounts. The Seller will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in any applicable jurisdiction). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Seller will take no action to cause any Receivable to be anything other than an "account," or a "general intangible" or the "proceeds" of either for purposes of the UCC as in effect in any applicable jurisdiction.

         (b) Security Interests. Except for the Conveyances contemplated hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will promptly notify the Trustee of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller or the Originator; provided, however, that nothing in this subsection 2.5(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for municipal and other local taxes if such taxes shall not at the time be due and payable or if the Seller or the Originator, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

         (c) Cardholder Agreements and Cardholder Guidelines. The Seller shall enforce the covenant in the Purchase Agreement requiring the Originator to comply with and perform its obligations under the Cardholder Agreements relating to the Accounts and the Cardholder Guidelines except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust, the Certificateholders, any Enhancement Provider or any Receivables Purchasers. The Seller may permit the Originator to change the terms and provisions of the Cardholder Agreements or the Cardholder Guidelines in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed thereon), unless such change would have a material adverse effect on the collectibility of the Receivables; provided, however, that the Seller may not permit the Originator to change the required minimum monthly payment or periodic finance charge (collectively, a "Yield Change") unless, after five Business Days' prior written notice to the Rating Agency of a Yield Change, the Rating Agency shall have provided written notice to the Seller that the Rating Agency Condition shall be satisfied or unless such Yield Change is mandated by applicable law.

         (d) Account Allocations. In the event that the Seller is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.1(a) or 9.1(b) or by an order by any federal or state governmental agency having regulatory authority over the Seller or any court of competent jurisdiction that the Seller not transfer any additional Principal Receivables to the Trust) then, in any such event, (A) the Seller agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for the Seller's inability to transfer such Receivables (up to an aggregate amount equal to the amount of Principal Receivables in the Trust on such date);
(B) the Seller agrees to have such amounts applied as Collections in accordance with Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Principal Receivables (and all amounts which would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust) that are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with
Article IV, and all amounts that would have constituted Principal Receivables but for the Seller's inability to transfer Receivables to the Trust shall be deemed to be Principal Receivables for the purpose of calculating (i) the applicable Investor/Purchaser Percentage with respect to any Series and (ii) the Aggregate Investor/Purchaser Interest thereunder. If the Seller is unable pursuant to any Requirement of Law to allocate Collections as described above, the Seller agrees that it shall in any such event allocate, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account first to the oldest principal balance of such Account and to have such payments applied as Collections in accordance with Article IV. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to the Trust, or that would have been conveyed to the Trust but for the above described inability to transfer such Receivables, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV.

         (e) Delivery of Collections. The Seller agrees to pay to the Servicer all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller.

         (f) Conveyance of Accounts. The Seller covenants and agrees that it will not Convey the Accounts to any person prior to the termination of this Agreement pursuant to Article XII.

         (g) Notice of Adverse Claims. The Seller shall notify the Trustee, each Purchaser Representative and each Enhancement Provider after becoming aware of any Lien on any Receivable.

         (h) Information Provided to Rating Agencies. The Seller will use its best efforts to cause all information provided to any Rating Agency pursuant to this Agreement or in connection with any action required or permitted to be taken under this Agreement to be complete and accurate in all material respects.

         (i) Notice of Certain Events. The Seller shall notify the Trustee, each Rating Agency and each Purchaser Representative of any Early Amortization Event or Servicer Default of which it has knowledge, promptly upon obtaining such knowledge.

         (j) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, upon 30 days' prior written notice to the Trustee and each Purchaser Representative, at any other locations in jurisdictions where all actions reasonably requested by the Trustee and any Purchaser Representative to protect and perfect the interest in the Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Cardholder Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

         (k) Amendments to Purchase Agreement. The Seller shall make no amendment to the Purchase Agreement that would adversely affect in any material respect the interests of the Investor Certificateholders, any Receivables Purchaser or any Enhancement Provider. Promptly after the execution of any amendment to the Purchase Agreement, the Seller shall furnish a copy thereof to the Trustee and each Purchaser Representative.

         (l) Separate Corporate Existence. The Seller hereby acknowledges that the Trustee and the Investor Certificateholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon Seller's identity as a legal entity separate from the Originator, Servicer and any other Person. Therefore, Seller shall take all reasonable steps to maintain its existence as a corporation separate and apart from the Originator, the Servicer, and any other Affiliate of the Originator or the Servicer. Without limiting the generality of the foregoing, Seller shall:

                      (i) (a) observe the corporate procedures required by its certificate of incorporation, its by-laws and the corporate law of the State of Delaware, including, without limitation, holding separate director and shareholder meetings from those of any other Person and otherwise ensuring at all times that it is maintained as a separate corporate entity from any other Person and (b) not amend or modify any provision of its Certificate of Incorporation or by-laws unless the Rating Agency Condition shall have been satisfied with respect to such amendment or modification;

                     (ii) (a) ensure that its Board of Directors duly authorizes all of its corporate actions, and (b) keep correct and complete books and records of account separate from those of any other Person, and correct and complete minutes of the meetings and other proceedings of its stockholders and Board of Directors, and (c) where necessary, obtain proper authorization from its directors or stockholders, as appropriate, for corporate action;

                    (iii) provide for its operating expenses and liabilities from its own funds and maintain deposit accounts and other bank accounts separate from those of the Originator, the Servicer, or any of their respective Affiliates;

                     (iv) act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business and ensure that neither the Originator nor the Servicer nor any of their respective Affiliates controls any corporate decisions made by it;

                      (v) to the extent that it obtains any services from the Originator or the Servicer or any of their respective Affiliates, ensure that the terms of such arrangements are comparable to those that would be obtained in an arm's-length transaction;

                     (vi) ensure that its assets are not commingled with those of the Originator, the Servicer, or any other Person;

                    (vii) maintain separate corporate records and books of account from those of the Originator, the Servicer or any other Person;

                   (viii) not conduct any business or engage in any activities other than in accordance with its Certificate of Incorporation;

                     (ix) (a) not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Originator, the Servicer, or any other Person; (b) maintain an arm's-length relationship with the Originator and the Servicer and their respective Affiliates with respect to any transactions between itself and such other Person; and (c) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement;

                      (x) select and at all times maintain as its Independent Director (as defined in the Seller's Certificate of Incorporation) a Person who meets the following qualifications (which qualifications are in addition to those set forth in the its Certificate of Incorporation): the Independent Director shall have (a) prior experience as an independent director for a corporation whose charter documents require the unanimous written consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (b) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

         (m) Enforcement of Purchase Agreement. The Seller covenants and agrees that it will perform all of its obligations under the Purchase Agreement in all material respects and, if requested by the Trustee, enforce (for the benefit of the Trust) the obligations of the Originator under the Purchase Agreement.

         Section 2.6  Addition of Accounts.

         (a) Required Additions. If, a Required Addition Event occurs, the Seller shall on or prior to the close of business on the 10th Business Day following the last Business Day of such Due Period (the "Required Designation Date"), unless the Seller Interest exceeds the Aggregate Minimum Seller Interest as of the close of business on any day after the last Business Day of such Due Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date ("Additional Accounts") or any earlier date in a sufficient amount such that after giving effect to such addition, the Seller Interest as of the close of business on the Addition Date is at least equal to the Aggregate Minimum Seller Interest on such date. The failure of any condition set forth in paragraph (c) or (d) below as the case may be, shall not relieve the Seller of its obligation pursuant to this paragraph; provided, however, that the failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure which has not been timely cured will nevertheless result in the occurrence of a Series Early Amortization Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Seller to convey Receivables in Additional Accounts to the Trust by the day on which it is required to convey such Receivables constitutes a "Series Early Amortization Event" (as defined in such Supplement).

         (b) Permitted Additions. The Seller may from time to time, at its sole discretion, subject to the conditions specified in paragraph (c) or (d) below, as the case may be, designate additional Eligible Accounts to be included as Accounts in either case as of the applicable Addition Date.

         (c) Automatic Additional Accounts. (i) The Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in paragraph (d) below, designate Eligible Accounts to be included as Accounts as of the applicable Addition Date.

         (ii) Unless each Rating Agency otherwise consents, the Receivables in such Automatic Additional Accounts plus the Receivables in Additional Accounts added pursuant to Section 2.6(a), without satisfaction of the Rating Agency Condition described under Section 2.6(d)(vi), shall not exceed during any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, commencing in July 1994 (each, a "Quarterly Period"), the amount of Receivables equal to 10% of the Receivables as of the first day of the calendar year during which such Quarterly Period commences (or the Addition Date occurring on May 4, 1994, in the case of 1994) and during each 12 month period ending as of the most recent Addition Date shall not exceed the amount of Receivables equal to 15% of the Receivables as of the first day of such 12 month period (collectively, the "Aggregate

Addition Limit"). Additionally, the conditions set forth in Section 2(d)(ii), 2(d)(vii) and 2(d)(viii) shall only be required to be delivered on the last day of any Due Period in which Receivables have been conveyed to the Trust pursuant to this Section 2.6(c). Following the addition of any such Automatic Additional Accounts and any Additional Accounts made pursuant to Section 2.6(a), the Servicer shall provide information (x) to Moody's with respect to such Additional Accounts not later than the last Business Day of the month following the Quarterly Period in which such addition occurs in the form approved from time to time by Moody's and the Servicer and (y) to any Rating Agency such information as shall be requested by such Rating Agency with respect to such Additional Accounts.

         (d) Conditions to Additions. The Seller agrees that any such Conveyance of Receivables from Additional Accounts under subsection 2.6(a), (b) or (c) shall satisfy the following conditions (to the extent provided below) (provided, however, that the conditions set forth in clauses (i) and (vi) shall not apply to Additional Accounts which are governed by Section 2.6(c)):

                           (i) on or before the tenth Business Day prior to the
                  Addition Date with respect to additions pursuant to subsection 2.6(a) and subsection 2.6(b) (the "Addition Notice Date"), the Seller shall give the Trustee, the Servicer, the Rating Agencies, each Purchaser Representative and each Enhancement Provider written notice that such Additional Accounts will be included, which notice (the "Addition Notice") shall specify the approximate aggregate amount of the Receivables to be Conveyed and the applicable Addition Cut Off Date;

                           (ii) on or before the Addition Date, the Seller shall
                  have delivered to the Trustee a written assignment in substantially the form of Exhibit B (the "Assignment"), with a copy to each Purchaser Representative, and the Servicer shall have indicated in its computer files that the Receivables created in connection with the Additional Accounts have been Conveyed to the Trust and, within five Business Days thereafter, the Servicer (on behalf of the Seller) shall have delivered to the Trustee a computer file or microfiche or written list containing a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the Addition Cut Off Date, which computer file or microfiche or written list shall be as of the date of such Assignment incorporated into and made a part of such Assignment and this Agreement;

                           (iii) the Seller shall represent and warrant that no
                  selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Receivables Purchasers were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio and that as of the Addition Date, the Seller is not insolvent;

                           (iv) the Seller shall represent and warrant that, as
                  of the Addition Date, the Assignment constitutes either (x) a valid sale to the Trust of all right, title and interest of the Seller in and to the Receivables then existing and thereafter created from time to time in the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates, or (y) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Trust, which is enforceable with respect to then existing Receivables in the Additional Accounts, all monies due or to become due with respect thereto, all Collections, all Recoveries, and all proceeds of the foregoing, upon the Conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created from time to time in respect of Additional Accounts conveyed on such Addition Date until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing upon such creation; and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of financing statements as described in Section 2.1 with respect to such Additional Accounts and the Receivables thereafter created from time to time in such Additional Accounts until the termination of the Trust, monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and proceeds of the foregoing, upon the creation of such property, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in any applicable jurisdiction), free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates;

                           (v) the Seller shall represent and warrant that each
                  Additional Account is, as of the Addition Cut Off Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Cut Off Date, an Eligible Receivable;

                           (vi) if any Certificate Series is outstanding, the
                  Seller shall have received written evidence that the Rating Agency Condition has been satisfied, and if no Certificate Series shall be outstanding, the Seller shall have received the written consent of each Purchaser Representative;

                           (vii) the Seller shall deliver to the Trustee and
                  each Purchaser Representative an Officer's Certificate substantially in the form of Schedule 2 to Exhibit B confirming the items set forth in clauses (iii), (iv) and (v) above; and

                  (viii) the Seller shall deliver to the Trustee an Opinion of Counsel addressed to the Trustee, each Rating Agency, Purchaser Representative and Enhancement Provider with respect to the Receivables substantially in the form of Exhibit D and such opinion shall be of an independent, nationally recognized law firm; provided, however, that such Opinion of Counsel may be delivered at such other times as may be permitted by the Rating Agencies as evidenced by written notice thereof.

         (e) No account shall be added to the Trust hereunder if such addition would be prohibited by or inconsistent with the terms of any Supplement or Receivables Purchase Agreement.

         Section 2.7  Removal of Accounts.

         (a) Subject to the conditions set forth below, the Seller may, but shall not be obligated to, designate Accounts the Receivables of which will be removed from the Trust ("Removed Accounts"); provided, however, that the Seller shall not make more than one such designation in any Due Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Trust to the Seller (the "Removal Date"), the Seller shall give the Trustee, the Servicer, each Purchaser Representative and each Enhancement Provider written notice that the Receivables from such Removed Accounts are to be removed from the Trust and reassigned to it.

         (b) The Seller shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:

                      (i) the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Seller,
         (A) cause an Early Amortization Event to occur; or (B) result in the failure to make any payment specified in the related Supplement or Receivables Purchase Agreement with respect to any Series;

                     (ii) on or prior to the Removal Date, the Seller shall have delivered to the Trustee (with a copy to each Purchaser Representative)
         (A) for execution, a written assignment in substantially the form of Exhibit E-1 (the "Reassignment"), and (B) a computer file or microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Cut Off Date specified therein, which computer file or microfiche or written list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                    (iii) the Seller shall represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Receivables Purchasers or any Enhancement Provider were utilized in selecting the Removed Accounts to be removed from the Trust;





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



                     (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Seller shall have received written evidence that the Rating Agency Condition has been satisfied;

                     (v) the Seller shall have delivered to the Trustee, each Purchaser Representative and each Enhancement Provider an Officer's Certificate confirming the items set forth in clauses (i) through (iii) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and

                     (vi) no Early Amortization Event shall have occurred with respect to any Series.

         Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Seller (with a copy to each Purchaser Representative), and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

         (c) No Account shall be removed from the Trust hereunder if such removal would be prohibited by or inconsistent with the terms of any Supplement or Receivables Purchase Agreement.

         Section 2.8 Trustee May Perform. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Trustee may (but shall not be obligated to) itself perform, or cause performance of, such agreement or obligation, and the expenses incurred in connection therewith shall be payable by the Seller as provided in Section 11.5.

         Section 2.9 No Assumption of Liability. Nothing in this Agreement shall constitute or is intended to result in the creation or assumption by the Trust, the Trustee, or any Purchaser Representative, Certificateholder, Certificate Owner, Receivables Purchaser or Enhancement Provider of any obligation of the Originator, the Seller or the Servicer or any other Person to any Obligor in connection with the Receivables, the Accounts, the Cardholder Agreements or other agreement or instrument relating thereto.

         Section 2.10  Discount Option.

         (a) The Seller shall have the option to designate at any time and from time to time a percentage or percentages from 0% to 4%, which may be a fixed percentage or a variable percentage based on a formula, but in no event greater than 4% (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Seller shall provide to the Servicer, the Trustee, each Purchaser Representative, each Enhancement Provider and each Rating Agency 30 days prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in



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



the reasonable belief of the Seller would cause an Early Amortization Event with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

         (b) After the Discount Option Date, the Seller shall treat Discount Option Receivable Collections as Collections of Finance Charge Receivables for the purposes of this Agreement until such time as the Seller shall designate upon 30 days prior written notice to the Servicer, the Trustee, each Purchaser Representative, each Enhancement Provider and each Rating Agency.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

         Section 3.1 Acceptance of Appointment and Other Matters Relating to the Servicer.

         (a) Spirit Inc. agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Certificate Series, by their acceptance of the related Certificates, and the Receivables Purchasers, by their purchase of a Receivables Purchase Interest, consent to Spirit Inc. acting as Servicer hereunder.

         (b) The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Cardholder Guidelines and applicable laws, rules and regulations and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make deposits to and withdrawals from, and to instruct the Trustee to make deposits to and withdrawals from, the Collection Account and the Excess Funding Account as set forth in this Agreement, (ii) to make withdrawals and payments from, and to instruct the Trustee to make withdrawals and payments from, any Series Account, in accordance with the related Supplement or Receivables Purchase Agreement, (iii) to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders and any Receivables Purchasers, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly



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



follow the instructions of the Servicer to withdraw funds from the Collection Account or any Series Account (unless, with respect to any portion of such funds allocable to any Receivables Purchase Series, such instruction is contrary to the instructions of the Purchaser Representative for such Receivables Purchase Series who is entitled to instruct the Trustee in such matter pursuant to the related Receivables Purchase Agreement) and to take any action required under this Agreement, any Supplement or any Receivables Purchase Agreement. The Trustee shall execute at the Servicer's written request such documents prepared by the Seller and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

         (d) The Servicer shall maintain fidelity bond coverage insuring against losses through the wrongdoing of its officers who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

         Section 3.2 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period prior to the termination of the Trust pursuant to Section 12.1 (with respect to each Due Period, the "Monthly Servicing Fee") which shall equal the sum of (i) the Seller Monthly Servicing Fee (payable only out of Collections allocable to the Seller Interest), (ii) the aggregate amount of all Investor Monthly Servicing Fees as specified in each Supplement (payable only to the extent set forth in the related Supplement) and (iii) the aggregate amount of all Receivables Purchaser Monthly Servicing Fees specified in each Receivables Purchase Agreement (payable only to the extent set forth in the related Receivables Purchase Agreement).

         The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, any Purchaser Representative, any Enhancement Provider, the Investor Certificateholders, the Certificate Owners or any Receivables Purchasers, arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

         Section 3.3 Representations, Warranties and Covenants of the Servicer. Spirit Inc., as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants (the representations and warranties below to be modified, if appropriate, with respect to any Successor Servicer to reflect a different jurisdiction of organization or type of institution) on which the Trustee has relied in accepting the Receivables in trust:

         (a) Organization and Good Standing. The Servicer is a corporation duly organized and validly existing under the laws of Delaware and has full corporate power, authority and legal right to own its properties and conduct its credit card servicing business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

         (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under applicable law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.

         (c) Due Authorization. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each other Transaction Document to which the Servicer is a party will remain, from the time of its execution, an official record of the Servicer.

         (d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws.

         (e) No Violation. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, constitute (with or without notice or lapse of time or both) a default under, or require any authorization, consent, order or approval of or registration or declaration with any Governmental Authority (other than as have been obtained) under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

         (f) No Proceedings. There are no proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Supplement, any Receivables Purchase Agreement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under



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



this Agreement, any Supplement, any Receivables Purchase Agreement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement, any Receivables Purchase Agreement, any Enhancement or any other Transaction Document to which it is a party.

         (g) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Investor Certificateholders, any Receivables Purchasers or any Enhancement Providers.

         (h) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

         (i) Protection of Certificateholders', Enhancement Providers' and Receivables Purchasers' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Investor Certificateholders or Receivables Purchasers in, or to receive, Collections, or would impair the rights of any Enhancement Provider, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Cardholder Agreements and the Cardholder Guidelines.

         (j) Receivables Not to be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC).

         (k) Total Systems Failure. The Servicer shall promptly notify the Trustee, each Purchaser Representative and each Enhancement Provider of any Total Systems Failure and shall advise the Trustee and each Purchaser Representative of the estimated time required in order to remedy such Total Systems Failure and of the estimated date on which a monthly Servicer's report can be delivered. Until a Total Systems Failure is remedied, the Servicer will
(i) furnish to the Trustee, each Purchaser Representative and each Enhancement Provider such periodic status reports and other information relating to such Total Systems Failure as the Trustee, any Purchaser Representative and each Enhancement Provider may reasonably request and (ii) promptly notify the Trustee and each Purchaser Representative and each Enhancement Provider if the Servicer believes that such Total Systems Failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, and the action proposed to be taken in response thereto, and a revised estimate of the date on which a monthly Servicer's report can be delivered. The Servicer shall promptly notify the Trustee, each Purchaser Representative and each Enhancement Provider when a Total Systems Failure has been remedied.

         (l) Change in Payment Instructions to Obligors. The Servicer will not add or terminate any Depository Bank, or make any change in its instructions to Obligors regarding the method by which payments are to be made in respect of Receivables, unless the Trustee, each Purchaser Representative and each Enhancement Provider shall have received notice of such addition, termination or change and copies of Depository Bank Agreements with each new Depository Bank, duly executed by the Originator, assigned to the Seller and duly acknowledged by such Depository Bank, or such other notice or acknowledgments as the Trustee, each Purchaser Representative or each Enhancement Provider may reasonably request. The names and addresses of all the Depository Banks, together with the account numbers of the Initial Depository Accounts of the Servicer at such Depository Banks, are specified in Schedule II hereto (or at such other Depository Banks and/or with such other Initial Depository Accounts as have been notified to the Trustee and each Purchaser Representative in accordance with this subsection.)

         Section 3.4 Reports and Records for the Trustee.

         (a) Daily Reports. On each Business Day after an Early Amortization Event has occurred with respect to any Series, the Servicer, with prior notice, shall prepare and make available to the Trustee and each Purchaser Representative, upon request, a report setting forth (i) the Collections in respect of the Receivables processed by the Servicer on or prior to the second preceding Business Day and (ii) the amount of Receivables as of the close of business on the second preceding Business Day.

         (b) Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement or Receivables Purchase Agreement with respect to any Series, on each Determination Date, the Servicer shall forward to the Trustee, the Paying Agent, any Enhancement Provider, the Rating Agencies and each Purchaser Representative a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in any Supplement or Receivables Purchase Agreement) setting forth (i) the aggregate amount of Collections processed during the preceding Due Period, (ii) the aggregate amount of Collections of Principal Receivables processed by the Servicer pursuant to
Article IV during the preceding Due Period, (iii) the aggregate amount of Collections of Finance Charge Receivables processed by the Servicer pursuant to
Article IV during the preceding Due Period, (iv) the aggregate amount of Principal and Finance Charge Receivables processed as of the end of the last day of the preceding Due Period, (v) the amounts on deposit in the Excess Funding Account and other accounts established pursuant to the related Supplements; (vi) amounts drawn on any Enhancement; (vii) amounts to be paid to an Enhancement Provider; (viii) the sum of all amounts payable to the Investor Certificateholders of each Certificate Series on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest, (ix) the sum of all amounts payable to the Receivables Purchasers of each Receivables Purchase Series on the succeeding Distribution Date in respect of Receivables Purchase Interests and accrued interest thereon and (x) such other matters as are set forth in Exhibit C.

         Section 3.5 Annual Servicer's Certificate. On or prior to the date of the delivery of each accountant's report pursuant to Section 3.6(a), the Servicer will deliver to the Trustee, each Purchaser Representative and each Enhancement Provider an Officer's Certificate substantially in the form of Exhibit F stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder or any Receivables Purchaser by a request in writing to the Trustee addressed to the Corporate Trust Office, or as set forth in any Supplement or Receivables Purchase Agreement.

         Section 3.6 Annual Independent Accountants' Servicing Report. (a) On or before May 30 of each calendar year, beginning with May 30, 1994, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer, the Seller or the Originator) to furnish a report to the Trustee, each Purchaser Representative and each Enhancement Provider, to the effect that such firm has made a study and evaluation, in accordance with the procedures specified in Exhibit G, of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement, any Supplement and any Receivables Purchase Agreement for the prior calendar year, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer's third party agents) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of Charming Shoppes, Inc. or the assets of the Trust and that such servicing was conducted in compliance with this Agreement during the period covered by such report, except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of Charming Shoppes, Inc. or immaterial to the assets of the Trust and such other exceptions, errors or irregularities as shall be set forth in such report. The Servicer shall investigate and correct such material exceptions, errors or irregularities at its own expense. A copy of such report may be obtained by any Investor Certificateholder or Receivables Purchaser by a request in writing to the Trustee addressed to the Corporate Trust Office or as set forth in any Supplement or Receivables Purchase Agreement.

         (b) On or before May 30 of each calendar year, beginning with May 30, 1994, the Servicer shall cause a firm of nationally recognized independent certified Public accountants (who may also render other services to the Servicer, the Seller or the Originator) to furnish a report to the Trustee, each Purchaser Representative and each Enhancement Provider, prepared using generally accepted auditing standards, to the effect that such firm has compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to subsection 3.4(b) during the prior calendar year with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the accuracy of the information set forth in such certificates of the Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder or Receivables Purchaser by a request in writing to the Trustee addressed to the Corporate Trust Office or as set forth in any Supplement or Receivables Purchase Agreement.

         Section 3.7 Tax Treatment. The Seller has structured this Agreement, the Investor Certificates and the Receivables Purchase Interests with the intention that the Investor Certificates and the Receivables Purchase Interests will qualify under applicable federal, state and local tax law as indebtedness. The Seller, the Servicer, the Holder of the Exchangeable Seller Certificate, each Investor Certificateholder, each Certificate Owner and each Receivables Purchaser agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) or the Receivables Purchase Interests as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Exchangeable Seller Certificate, by acceptance of its Certificate, each Certificate Owner, by acquisition of a beneficial interest in a Certificate, and each Receivables Purchaser, by its purchase of a Receivables Purchase Interest, agree to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7.

         Section 3.8 Notices to the Seller. In the event that Spirit Inc. is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section
10.2 shall deliver or make available to the Seller each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

                                   ARTICLE IV

             RIGHTS OF CERTIFICATEHOLDERS AND RECEIVABLES PURCHASERS
                  AND ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 4.1 Rights of Certificateholders and Receivables Purchasers.
(a) Each Certificate Series shall represent an undivided interest in the Trust, including the benefits of any Enhancement issued with respect to the related Certificate Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account or the Excess Funding Account or to be paid to the Investor Certificateholders of such Certificate Series; provided, however, that the aggregate interest represented by such Certificate Series at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Exchangeable Seller Certificate shall represent the remaining undivided interest in the Trust (provided, that the Trust shall not include any undivided percentage ownership interest in Receivables to the extent sold by the Trust pursuant to any Receivables Purchase Agreement), including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Exchangeable Seller Certificate; provided, however, that the aggregate interest represented by such Exchangeable Seller Certificate at any time in the Principal Receivables shall not exceed the Seller Interest at such time and such Exchangeable Seller Certificate shall not represent any interest in the Collection Account or the Excess Funding Account, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Certificate Series, except as set forth in the related Supplement.

         (b) Each Receivables Purchase Interest shall represent undivided interests in the Receivables, including the benefits of any Enhancement issued with respect to such Receivables Purchase Interest and the right to receive the Collections and other amounts at the times and in the amounts specified in this
Article IV to be deposited in the Collection Account or to be paid to the Receivables Purchasers of such Receivables Purchase Interest; provided, however, that the aggregate interest represented by such Receivables Purchase Interest at any time in the Principal Receivables shall not exceed an amount equal to the Receivables Purchase Interest at such time.

         Section 4.2  Establishment of Accounts.

         (a) The Collection Account. The Servicer, for the benefit of the Certificateholders and any Receivables Purchasers, shall establish and maintain, with an office or branch of a Qualified Depository Institution, in the name of the Trustee and on behalf of the Trust, a segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, any Receivables Purchasers and any Enhancement Provider. The Trustee, for the ratable benefit of the Investor Certificateholders in accordance with their Investor Interests, the Receivables Purchasers, to the extent of their undivided interest in the Receivables, the Holder of the Exchangeable Seller Certificate (to the extent of the Seller Interest) and any Enhancement Provider to the extent of any Enhancement Invested Amount, shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the ratable benefit of the Investor Certificateholders, the Receivables Purchasers, the Holder of the Exchangeable Seller Certificate and any Enhancement Provider to the extent of any Enhancement Invested Amount, as set forth above. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, the Seller, the Originator, or any Certificateholder, Receivables Purchaser, Purchaser Representative or Enhancement Provider. Upon the occurrence of an Early Amortization Event with respect to any Series, Collections shall be withdrawn from the Initial Depository Accounts and deposited in the Collection Account as specified in Section 4.3(a). Pursuant to authority granted to it hereunder, the Servicer shall have the power to instruct the Trustee or such Qualified Depository Institution to withdraw funds from the Collection Account for the purpose of carrying out the Servicer's duties hereunder; provided, that upon the occurrence of an Early Amortization Event with respect to any Receivables Purchase Series, if so authorized pursuant to the related Receivables Purchase Agreement for such Receivables Purchase Series, the related Purchaser

Representative shall have the power to instruct the Trustee or such Qualified Depository Institution (to the extent of the undivided interest of the related Receivables Purchase Series in the Receivables and Collections thereof) to withdraw funds from the Collection Account as authorized pursuant to such Receivables Purchase Agreement.

         (b) Series Accounts. Any Supplement or Receivables Purchase Agreement may provide for additional accounts ("Series Accounts") for the purpose of allocation and distribution of amounts allocated hereunder for the related Series.

         (c) Administration of the Collection Account. Funds on deposit in the Collection Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the next following Distribution Date; provided, that if, upon the occurrence of an Early Amortization Event with respect to any Receivables Purchase Series, the Purchaser Representative is authorized pursuant to the related Receivables Purchase Agreement for such Receivables Purchase Series to direct the Trustee to withdraw funds from the Collection Account prior to the next succeeding Distribution Date, the portion of such amounts in the Collection Account allocable to such Series must be invested in investments which mature on or prior to such day upon which such withdrawal of funds is authorized. Subject to the conditions set forth herein, the Servicer shall have the authority to instruct the Trustee with respect to the investment of such funds. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables.

         Section 4.3  Collections and Allocations.

         (a) Collections. The Seller and the Servicer hereby agree: (i) (A) to cause all Collections which may be sent by Obligors by mail to be delivered to the Administrative Servicer; (B) to cause the Administrative Servicer to deposit all such Collections into the Initial Depository Account within two Business Days of receipt by the Administrative Servicer; and (C) upon the occurrence of an Early Amortization Event with respect to any Series, to cause all such payments to be deposited into the Collection Account within two Business Days of deposit of such payment into the Initial Depository Account; and (ii) (A) to cause all Store Payments to be deposited in the related Store Account; (B) to cause all such Store Payments to be deposited into the Initial Depository Account within two Business Days of deposit of such payments into a Store Account; and (C) upon the occurrence of an Early Amortization Event with respect to any Series, to cause all such Store Payments to be deposited into the Collection Account within two Business Days of deposit of such Store Payments into the Initial Depository Account. Notwithstanding the foregoing, unless the certificates of deposit, short-term deposits or commercial paper or the long-term unsecured debt obligations (other than any obligation whose rating is based on collateral or on the credit of a Person other than the Servicer) of the Servicer shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+ (or, from and after the Series Termination Date for all Certificate Series outstanding prior to the Effective Date, A-1), respectively, in the case of the certificates of deposit, short-term deposits or commercial paper, or a rating from Moody's of at least Aa3 and from Standard & Poor's of at



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



least AA- in the case of the long term unsecured debt obligations, all amounts deposited into the Initial Depository Account on any Business Day shall on the same Business Day be withdrawn from the Initial Depository Account and deposited into the Collection Account.

         The Servicer hereby agrees not to deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account or the Initial Depository Account cash or cash proceeds other than Collections of Receivables. The Seller and Servicer agree to clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that an interest in the Receivables arising in such Account has been sold pursuant to this Agreement and any Receivables Purchase Agreements and shall, prior to the sale or transfer to a third party of any Receivable held in its custody, examine its computer and other records to determine that an interest in such Receivable has not been sold.

         (b) Series Allocations. The Servicer shall allocate Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts and Loss Amounts to each Certificate Series, each Receivables Purchase Series and to the Holder of the Exchangeable Seller Certificate, based on the Investor/Purchaser Percentage for each such Series and the Seller Percentage for the Exchangeable Seller Certificate, in accordance with this
Article IV and shall withdraw the required amounts from the Collection Account or the Initial Depository Account or the Excess Funding Account to pay such amounts in accordance with this Article IV and any Supplement or Receivables Purchase Agreement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the related Supplement or Receivables Purchase Agreement with respect to any Series.

         (c) Allocations for the Exchangeable Seller Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement or any Receivables Purchase Agreement, the Servicer shall allocate to the Holder of the Exchangeable Seller Certificate an amount equal to the sum of (i) the product of
(A) the Seller Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Due Period, and (ii) any additional amounts out of the Aggregate Investor/Purchaser Interest allocated to the "Seller Interest" pursuant to any Supplement or Receivables Purchase Agreement; provided, however, that the Servicer, at the option of the Seller, may allocate all or a portion of such amounts to maintain any cash collateralization requirement in connection with the Investor Interest under any Variable Certificate from time to time. Unless otherwise stated in any Supplement or Receivables Purchase Agreement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Seller Certificate pursuant to any Supplement or Receivables Purchase Agreement into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Seller Certificate; provided, however, the Servicer shall be entitled to deduct from such amounts and retain an amount equal to the unpaid portion of any Seller Monthly Servicing Fee then due and payable.

         (d) Adjustments for Miscellaneous Credits and Fraudulent Charges. With respect to each Due Period, the aggregate amount of Principal Receivables (i) which were created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which were reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which were created as a result of a fraudulent or counterfeit charge (with respect to such Due Period, the "Dilution Amount") will be allocated initially to the Seller Interest, and the aggregate amount of Principal Receivables used to calculate the Seller Interest will be reduced by an amount equal to the Dilution Amount so allocated. If any such reduction causes a Required Addition Event to occur, the Seller shall be required to take the actions specified below on or prior to the Required Designation Date for such Due Period:

         (i) Convey Receivables arising in Additional Accounts to the Trust,

         (ii) instruct the Servicer to deposit (or cause to be deposited) all or a portion of the Seller Allocations in the Excess Funding Account, and

         (iii) to the extent the Seller is not able to eliminate the deficiency through the actions specified in clauses (i) and (ii), make a deposit in the Excess Funding Account in immediately available funds, such that upon such deposit and/or Conveyance the Seller Interest shall be at least equal to the Aggregate Minimum Seller Interest.

         If the Seller shall fail to take such actions, any remaining Dilution Amount (with respect to each Due Period, the "Series Dilution Amount") will be allocated to each Series based upon the Series Percentage for such Series. The Series Dilution Amount for each Receivables Purchase Series will be provided for in the related Receivables Purchase Agreement. If available funds for any Series, including funds allocated to any Series on any Distribution Date as described in subsection (b) above, are insufficient to cover the Series Dilution Amount for such Series on such Distribution Date pursuant to the terms of the related Supplement or Receivables Purchase Agreement, as applicable, such Supplement or Receivables Purchase Agreement may provide that the remaining Series Dilution Amount for such Series shall be reallocated to, and reduce, the Seller Interest (as calculated as of the last day of the related Due Period).

         If so provided for any Series in the related Supplement or Receivables Purchase Agreement, as applicable, any Series Dilution Amount remaining for such Series, after giving effect to any deposit and/or Conveyance by the Seller described in the preceding paragraph (such amount, for any Series its "Series Unfunded Dilution Amount") shall be reallocated to such Series and shall reduce the Investor Interest of that Series to the extent provided in the related Supplement or Receivables Purchase Agreement, as applicable.

         (e) Excess Funding Account. The Servicer, for the benefit of the Investor Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a segregated trust account with a Qualified Depository Institution bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor



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



Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder, any Receivables Purchaser or any Enhancement Provider. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Depository Institution, the Trustee upon notice by Servicer (or the Servicer on its behalf) shall promptly establish a new Excess Funding Account with a Qualified Depository Institution meeting the conditions specified above, transfer any cash or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

         Funds on deposit in the Excess Funding Account shall at the direction of the Servicer be invested by the Trustee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Permitted Investments that will mature so that funds will be available at the close of business on the Distribution Date following such date. On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables (allocable to the Certificates Series pro rata based on the Investor/Purchaser Percentage of each Certificate Series until paid in full) with respect to the prior Due Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On any Determination Date on which no Certificate Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the amount by which the Seller Interest exceeds the Aggregate Minimum Seller Interest on such date and shall instruct the Trustee to withdraw such amount from the Excess Funding Account on the related Distribution Date and pay such amount to the Holder of the Exchangeable Seller Certificate. On any Determination Date on which one or more Certificate Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Certificate Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Certificate Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Certificate Series as Shared Principal Collections as specified in each related Supplement.




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



         (f) Shared Principal Collections. On each Business Day other than a Distribution Date, if permitted by the related Supplement or Receivables Purchase Agreement for any Series, Shared Principal Collections from such Series may, at the option of Seller, be withdrawn and paid as principal to the holder of any Variable Certificate (or held in the Collection Account for later allocation as principal to any Variable Certificate), so long as no Series that is in an Amortization Period will have a Principal Shortfall on the next Distribution Date after giving effect to such allocation and the other allocations to be made on the next Distribution Date (assuming no Early Amortization Event occurs). On each Distribution Date, (i) the Servicer shall allocate Shared Principal Collections not previously applied pursuant to the preceding sentence to each Principal Sharing Series in a Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw from the Collection Account or the Excess Funding Account and pay to the Holder of the Exchangeable Seller Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all such Series of Collections of Principal Receivables that the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all such Series that the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that such amounts shall be paid to the Holder of the Exchangeable Seller Certificate only if the Seller Interest for such Determination Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Aggregate Minimum Seller Interest; and provided further that, if on any Distribution Date the Seller Interest is less than or equal to the Aggregate Minimum Seller Interest, the Servicer will not distribute to the Holder of the Exchangeable Seller Certificate any Shared Principal Collections then on deposit in the Collection Account that otherwise would be distributed to such Holder, but shall deposit such funds in the Excess Funding Account.

         (g) Shared Excess Finance Charge Collections. On each Distribution Date, (i) the Servicer shall allocate Shared Excess Finance Charge Collections with respect to the Certificate Series in a Group to each Certificate Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Certificate Series and (ii) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Holder of the Exchangeable Seller Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Certificate Series in a Group of the amounts that the related Supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Certificate Series in such Group that the related Supplements specify are "Finance Charge Shortfalls" for such Distribution Date; provided, however, that the sharing of Shared Excess Finance Charge Collections among Certificate Series in a Group will continue only until such time, if any, at which the Seller shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Seller or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Certificate Series in any Group would have adverse regulatory implications with respect to the Originator. Following the delivery by the Seller of such an Officer's Certificate to the Trustee there will not be any further sharing of such Shared Excess Finance Charge Collections among Certificate Series in any Group.

                                    ARTICLE V

                    DISTRIBUTIONS AND REPORTS TO RECEIVABLES
                        PURCHASERS AND CERTIFICATEHOLDERS

         Distributions shall be made to, and reports shall be provided to, Certificateholders and Receivables Purchasers of each Series as set forth in the applicable Supplement or Receivables Purchase Agreement.

                                   ARTICLE VI

               THE CERTIFICATES AND RECEIVABLES PURCHASE INTERESTS

         Section 6.1 Certificates. The Investor Certificates of each Certificate Series may be issued, (i) if not issued to a United States Person and such Certificate Series otherwise meets the requirements specified in Treas. Reg. ss.5f.163-1, in bearer form ("Bearer Certificates") with attached interest coupons and any other applicable coupon (collectively, the "Coupons") or (ii) in fully registered form ("Registered Certificates") and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement. The Exchangeable Seller Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Seller Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Seller to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 and integral multiples thereof, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an aggregate original principal amount equal to the Initial Investor Interest for the related Certificate Series. The Exchangeable Seller Certificate shall be initially issued as a single certificate to the Seller. Each Certificate shall be executed by manual or facsimile signature on behalf of the Trustee by a duly authorized signatory. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication, except that Bearer Certificates shall be dated the related Closing Date.

         Section 6.2 Authentication of Certificates. The Trustee shall authenticate and deliver any Series of Investor Certificates, upon the written order of the Seller, to such Person as shall be designated by the Seller, against payment to the Seller of the applicable Initial Investor Interest (net of any discount). Upon the receipt of such payment and the issuance of the Investor



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



Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Seller Certificate to the Seller simultaneously with the initial Conveyance to the Trust of Receivables. Upon an Exchange as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Certificate Series (with the designation provided in the related Supplement), upon the order of the Seller, to the persons designated in such Supplement. Upon the order of the Seller, the Certificates of any Certificate Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Interest of such Certificate Series. If specified in the related Supplement for any Certificate Series, the Trustee shall authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Seller, to a Clearing Agency or its nominee as provided in
Section 6.10 against payment of the purchase price thereof. If specified in the related Supplement for a Certificate Series, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

         Section 6.3 Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Certificate Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. First Union National Bank, is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar including, if and so long as any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg, unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

         The Trustee may revoke such appointment, or any subsequent appointment, and remove the Transfer Agent and Registrar if the Trustee determines in its sole discretion that the Transfer Agent and Registrar has failed to perform its obligations under this Agreement in any material respect. The Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Seller, the Servicer, the Trustee and each Purchaser Representative; provided, that such resignation shall not be effective and the Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Seller.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Trust Interests. Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Certificate Series) of authorized denominations of like aggregate Undivided Trust Interests, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided, that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant payment date after the expected final payment date need not have attached the Coupon relating to such payment date (in each case as specified in the related Supplement).

         At the option of an Investor Certificateholder, Registered Certificates may be exchanged for other Registered Certificates of the same Certificate Series in authorized denominations of like aggregate Undivided Trust Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

         Whenever any Investor Certificates of any Certificate Series are so surrendered for exchange, the Seller shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in the case of Bearer Certificates, outside the United States), the Investor Certificates of such Certificate Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

         The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Certificate Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Certificate Series.

         Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a



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



manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Seller. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

         The Seller shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

         (b) Except as provided in Section 6.9 or in any Supplement, in no event shall the Exchangeable Seller Certificate or any interest therein be transferred hereunder, in whole or in part to a person other than the Seller or an Affiliate of the Seller, unless the Seller shall have consented in writing to such transfer and unless the Trustee shall have received a Tax Opinion.

         (c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit H-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) or that is a "plan" described in
Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Benefit Plan"), unless such Person is an insurance company purchasing the Investor Certificates with assets of its general account, and at the time of acquisition and throughout the period of holding (a) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (B) less than 25% of the assets of such account are Benefit Plan assets. In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the transferor or the transferee shall deliver, at its expense, to the Seller, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit H-2, and no registration of transfer shall be made until such letter is so delivered.

         Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Seller, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

         Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to



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



receive instructions signed by a Servicing Officer prior to registering any such transfer. The Seller hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

         (ii) Registration or transfer of Investor Certificates containing a legend to the effect set forth in Exhibit H-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan, unless such Person is an insurance company purchasing the Investor Certificates with assets of its general account, and at the time of acquisition and throughout the period of holding (a) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (B) less than 25% of the assets of such account are Benefit Plan assets.

         (iii) if so requested by the Seller, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Seller relating to the transferability of any Series to a Benefit Plan.

         (d) The Transfer Agent and Registrar shall maintain at its expense in the Borough of Manhattan, the City of New York and, if and so long as any Certificate Series is listed on the Luxembourg Stock Exchange, Luxembourg shall maintain at Seller's expense (and subject to this Section 6.3, if specified in the related Supplement for any Certificate Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Certificate Series may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the U.S.).

         (e) Notwithstanding anything to the contrary in this Section 6.3, Seller shall not execute, and (if given prior written notice by the Servicer of the inability of the Seller to execute any Subject Instrument by operation of this clause (e)) the Transfer Agent and Registrar shall not register the transfer of, any Subject Instrument if after giving effect to the execution or transfer of such Subject Instrument, there would be more than 100 Private Holders. No transfer, assignment or other conveyance of, or sale of a participation interest in, a Subject Instrument shall be permitted unless the Transfer Agent and Registrar is permitted to register the same in accordance with the immediately preceding sentence. Additionally, no Subject Instrument, or portion thereof, shall be transferred on or through (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(b)(2) of the Internal Revenue Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Trust are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any attempted transfer, assignment, conveyance, participation or subdivision in contravention of the preceding restrictions, as reasonably determined by the Seller, shall be void ab initio and the purported transferor, seller or subdivider of such Subject Instrument shall be treated as the Holder of such Subject Instrument for all purposes of this Agreement.


         Section 6.4 Mutilated, Destroyed, or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law, and in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Trust Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.5 Persons Deemed Owners. Prior to due presentation of a Registered Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to any Supplement and for all other purposes whatsoever, and treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all purposes whatsoever; and in any such case neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, for purposes of voting or the giving of any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Originator, the Seller, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor



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Certificates which a Responsible Officer in the Corporate Trust Office of the
Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Originator, the Seller, the Servicer or an Affiliate thereof.

         Section 6.6  Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Investor Certificateholders as specified in any Supplement. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above and shall report such withdrawals to the Trustee. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Seller and acceptable to the Trustee, including, if and so long as any Certificate Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another Western European city. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent who shall be acceptable to the Seller and the Trustee. The provisions of Sections 11.1, 11.2 and 11.3 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         (b) The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders, and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners (consistent with the treatment of the Investor Certificates as debt instruments for federal income tax purposes).

         Section 6.7 Access to List of Certificateholders' and Receivables Purchasers' Names and Addresses. The Trustee shall furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders and Receivables Purchasers as of the most recent Record Date. Unless otherwise provided in the related Supplement or Receivables Purchase



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



Agreement, Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 10% of the Undivided Trust Interest of any Certificate Series or Receivables Purchasers whose Receivables Purchase Interest evidences not less than 10% of the Receivables Purchase Interest of any Receivables Purchase Series or any Purchaser Representative (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Certificate Series and other Receivables Purchasers of any Receivables Purchase Series with respect to their rights under this Agreement and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders or Receivables Purchasers of such Series or all outstanding Series, as applicable, held by the Trustee and shall give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. The Trustee shall keep in as current a form as is reasonably practicable the most recent list available to it of Certificateholders and Receivables Purchasers. Every Registered Certificateholder, by receiving and holding a Registered Certificate, and every Receivables Purchaser, by its purchase of a Receivables Purchase Interest, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders or the Receivables Purchasers hereunder, regardless of the source from which such information was obtained.

         Section 6.8  Authenticating Agent.

         (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Seller.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent



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upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Seller.

         (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of
Section 11.5.

         (e) The provisions of Sections 11.1, 11.2 and 11.3 shall be applicable to any authenticating agent.

         (f) Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

         This is one of the certificates described in the Pooling and Servicing Agreement.



                                            ------------------------------------
                                            as Authenticating Agent
                                              for the Trustee,


                                            By:
                                               ---------------------------------
                                                     Authorized Officer


         Section 6.9  Tender of Exchangeable Seller Certificate.

         (a) Upon any Exchange (as defined below) the Trustee shall issue to the Holder of the Exchangeable Seller Certificate under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for the Certificate Series to which it belongs, as selected by the Seller. Except as specified in any Supplement for a related Certificate Series, all Investor Certificates of any Certificate Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement and any Series Accounts provided for any Certificate Series shall not be available for any other Certificate Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.




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         (b)   The Holder of the Exchangeable Seller Certificate may tender the
Exchangeable Seller Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (any such tender, a "Seller Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Certificate Series may tender their Investor Certificates and the Holder of the Exchangeable Seller Certificate may tender the Exchangeable Seller Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Seller Certificate (an "Investor Exchange"). The Seller Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Seller Certificate may perform an Exchange by notifying the Trustee in writing at least five days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Certificate Series to be issued on the Exchange Date and, with respect to each such Certificate Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest), which at any time may not be greater than the current principal amount of the Exchangeable Seller Certificate at such time, (b) its Certificate Rate (or the method for allocating interest payments or other cash flows to such Certificate Series), if any, and (c) the Enhancement Provider, if any, with respect to such Certificate Series. The Seller shall also notify each Purchaser Representative of an Exchange in writing at least five days in advance of the date upon which the Exchange is to occur specifying the Exchange Date, the designation of any Certificate Series to be issued on the Exchange Date and the Initial Investor Interest (or the method for calculating such Initial Investor Interest) of such Certificate Series. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in subsection 6.9(c) executed by the Seller and specifying the Principal Terms of such Certificate Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) written confirmation that the Rating Agency Condition has been satisfied with respect to the Exchange, (e) an Officer's Certificate of the Seller, a copy of which shall be delivered to each Purchaser Representative, that on the Exchange Date, after giving effect to the Exchange, the Seller Interest will be at least equal to the Aggregate Minimum Seller Interest and the aggregate amount of Principal Receivables will be at least equal to the Minimum Aggregate Principal Receivables, and (f) the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be. If any Certificate Series or Receivables Purchase Series is outstanding, it is a condition to the issuance of any newly created Series of Investor Certificates that the Trustee and (if any such outstanding Certificate Series is rated) each Rating Agency shall have received an Opinion of Counsel that, (i) the issuance of such new Series of Investor Certificates will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the issuance of the newly issued Series of Investor Certificates will not adversely affect the federal income tax characterization of any outstanding Investor Certificates or Receivables Purchase Interests. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Seller Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Seller



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



Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.

         (c) In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation:
(i) its name or designation, (ii) an Initial Investor Interest and Series Investor Interest or the method of calculating the Initial Investor Interest or the Series Investor Interest, as the case may be, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Certificate Series, (vi) the interest payment date or dates and the date or dates from which interest shall accrue, (vii) the name of the Clearing Agency, if any, (viii) the method of allocating Collections with respect to Principal Receivables, Finance Charge Receivables and Loss Amounts for such Certificate Series and the method by which the principal amount of Investor Certificates of such Certificate Series shall amortize or accrete,
(ix) the names of any accounts to be used by such Certificate Series and the terms governing the operation of any such accounts, (x) the Investor Monthly Servicing Fee, (xi) the Minimum Seller Interest (if any), (xii) the Enhancement Provider, if applicable, and the terms of any Enhancement with respect to such Certificate Series, (xiii) the base rate applicable to such Certificate Series,
(xiv) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xv) the Series Termination Date, (xvi) any deposit into any account provided for such Certificate Series, (xvii) the priority of such Certificate Series with respect to any other Series, (xviii) the rights, if any, of the Holder of the Exchangeable Seller Certificate that have been transferred to the holders of such Certificate Series, (xix) the Pool Factor, (xx) the Minimum Aggregate Principal Receivables, (xxi) whether such Certificate Series will be part of a Group, and (xxii) any other relevant terms (including whether or not such Certificate Series will be pledged as collateral for the issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Certificate Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Certificate Series.

         Section 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency by or on behalf of such Certificate Series. The Investor Certificates of each Certificate Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency. No Certificate Owner shall receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Certificate Series ("Definitive Certificates") have been issued to Certificate Owners pursuant to Section 6.12:

                   (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Certificate Series;



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



                   (ii) the Seller, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Investor Certificates of each such Certificate Series) as the authorized representatives of the Certificate Owners;

                   (iii) to the extent that the provisions of this Section 6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Certificate Series; and

                   (iv) the rights of Certificate Owners of each such Certificate Series shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Certificate Series, unless and until Definitive Certificates of such Certificate Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

         Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency for distribution to Holders of Investor Certificates.

         Section 6.12 Definitive Certificates. If (i) (A) the Seller advises the Trustee in writing that the Clearing Agency for any Certificate Series is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Certificate Series or (iii) after the occurrence of a Servicer Default, Certificate Owners of any Class of a Certificate Series representing beneficial interests aggregating more than 66-2/3% of the Investor Interest of such Class advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Certificate Owners, the Trustee shall notify all Certificate Owners of such Certificate Series or Class, as applicable, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Certificate Series or Class requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Certificate Series or Class by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Certificate Series or Class. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such



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instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of a Certificate Series or Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall cease and the functions relating to registration, transfers and payment contained in Article VI hereof shall be performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Certificate Series or Class as
Certificateholders hereunder.

         Section 6.13  Global Certificate; Exchange Date.

         (a) If specified in the related Supplement for any Series, the Investor Certificates for such Series will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Seller and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

         (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series, so advise the Trustee, the Seller, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Seller will execute and deliver to the Trustee at its designated agent outside the United States definitive Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificates attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Seller so elects. The Seller may waive the $500,000 minimum denomination requirement if it so elects. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Seller shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit I-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States investor pursuant to the second preceding sentence, the certificate in the form of Exhibit I-2 signed by the Manager



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



which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit I-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such Definitive Euro-Certificates in person at the offices of a Foreign Clearing Agency.

         (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Seller and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

         (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

         Section 6.14  Meetings of Certificateholders.

         (a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Certificate Series or of all Certificate Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.6, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Certificate Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and



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their counsel and any representatives of the Originator, the Seller, the
Servicer, the Trustee and the Enhancement Provider and their respective counsel.

         (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Certificate Series or all outstanding Certificate Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Certificate Series or all outstanding Certificate Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

         (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.

         (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.




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



         (e) The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Certificate Series or all outstanding Certificate Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

         (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Section 6.15 Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

         Section 6.16 Conveyance of Receivables Purchase Interests by the Trust.
(a) Pursuant to the terms of a Receivables Purchase Agreement, the Trustee, on behalf of the Trust, from time to time may sell Receivables Purchase Interests to one or more Receivables Purchasers (or to a Purchaser Representative for the account of such Receivables Purchaser or Purchasers). Pursuant to a Receivables Purchase Agreement, Collections allocated to Receivables Purchase Interests may be reinvested and such Receivables Purchase Interests may be recomputed, each from time to time as provided therein. No owner of a Receivables Purchase Interest shall have a claim to Collections allocated to another Series (unless otherwise agreed to by such other Series) and each Receivables Purchase Interest shall be equally and ratably entitled as provided herein to



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the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Receivables Purchase Agreement.

         (b) The Trustee shall pay to the Trust all amounts received from Receivables Purchasers with respect to such Receivables Purchase Interests sold from time to time.

         Section 6.17 Notice of Receivables Purchase Series. The Trustee, on behalf of the Trust, at the direction of the Servicer, may enter into a Receivables Purchase Agreement if the Servicer notifies the Trustee in writing at least five days in advance (a "Receivables Purchase Notice") of the date upon which the initial Conveyance of Receivables Purchase Interests pursuant to the applicable Receivables Purchase Agreement shall occur (a "Receivables Purchase Date"). Any Receivables Purchase Notice shall state the designation of any Receivables Purchase Series to be issued on the Receivables Purchase Date and, with respect to each such Receivables Purchase Series: (a) its initial Receivables Purchase Interest (or the method for calculating such initial Receivables Purchase Interest), (b) the applicable interest rate (or the method for allocating interest payments or other cash flows to such Receivables Purchase Series), if any, and (c) the Enhancement Provider, if any, with respect to such Receivables Purchase Series. The Servicer shall also notify each Purchaser Representative of such Conveyance in writing at least five days in advance of the date upon which such Conveyance is to occur specifying the designation of any Receivables Purchase Series to be created on the Receivables Purchase Date and the initial Receivables Purchase Interest (or the method for calculating such initial Receivables Purchase Interest) of such Receivables Purchase Series. On the Receivables Purchase Date, the Trustee shall execute and deliver any such Receivables Purchase Agreement only upon delivery to it of the following: (a) a Receivables Purchase Agreement satisfying the criteria set forth in subsection 6.18 executed by the Seller and specifying the Principal Terms of such Receivables Purchase Series, (b) the applicable Enhancement, if any, (c) the agreement, if any, pursuant to which the Enhancement Provider agrees to provide the Enhancement, if any, (d) written confirmation that the Rating Agency Condition shall have been satisfied with respect to such Conveyance of Receivables Purchase Interests, (e) an Officer's Certificate of the Seller, a copy of which shall be delivered to the Trustee and each Purchaser Representative, that on the Receivables Purchase Date, after giving effect to the Conveyance of Receivables Purchase Interests, the Seller Interest would be at least equal to the Aggregate Minimum Seller Interest and the aggregate amount of Principal Receivables will be at least equal to the Minimum Aggregate Principal Receivables, and (f) if any Certificate Series are outstanding, a Tax Opinion addressed to the Trustee and each Rating Agency, dated the Exchange Date, with respect to such Conveyance of Receivables Purchase Interests. If any Certificate Series or Receivables Purchase Series is outstanding, it is a condition to the creation of any Receivables Purchase Series that the Trustee and (if any such outstanding Series is rated) each Rating Agency shall have received an Opinion of Counsel that (i) the issuance of such Receivables Purchase Series will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the creation of such Receivables Purchase Series will not adversely affect the federal income tax characterization of any outstanding Investor Certificates or Receivables Purchase Interests.



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



         Section 6.18 Principal Terms of Receivables Purchase Series. In conjunction with a sale of Receivables Purchase Interests, the parties thereto shall execute a Receivables Purchase Agreement, which shall specify the relevant terms with respect to any newly created Receivables Purchase Series, which may include without limitation: (i) its name or designation, (ii) an initial Receivables Purchase Interest or the method of calculating the initial Receivables Purchase Interest, (iii) the applicable interest rate (or formula for the determination thereof), (iv) the Closing Date, (v) the interest payment date or dates and the date or dates from which interest shall accrue, (vi) the method of allocating Collections with respect to Principal Receivables and Finance Charge Receivables for such Receivables Purchase Series, (vii) the method by which the principal amount of the Receivables Purchase Interest shall amortize or accrete, (viii) the names of any accounts to be used by such Receivables Purchase Series and the terms governing the operation of any such accounts, (ix) the Minimum Seller Interest (if any), (x) the Series Termination Date, (xi) the terms of any Enhancement with respect to such Receivables Purchase Series, (xii) the Enhancement Provider, if applicable, (xiii) the terms on which the Receivables Purchase Interests may be repurchased, and (xiv) any other relevant terms of such Receivables Purchase Series (all such terms, the "Principal Terms" of such Receivables Purchase Series). The terms of such Receivables Purchase Agreement may modify or amend the terms of this Agreement solely as applied to such new Receivables Purchase Series.

                                   ARTICLE VII

                             OTHER MATTERS RELATING
                                  TO THE SELLER

         Section 7.1 Liability of the Seller. The Seller shall be liable hereunder only to the extent of the obligations specifically undertaken by it in its capacity as the Seller.

         Section 7.2 Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

         (a) The Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

               (i) the Person formed by such consolidation or into which Seller is merged or the Person that acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, shall satisfy the requirements set forth in
         Section 2.5(l) and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller, as applicable hereunder and shall benefit from all the rights granted to the Seller, as applicable hereunder. To the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity;



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               (ii)  the Seller shall have delivered to the Trustee an
         Officer's Certificate signed by a Vice President (or any more senior officer) of the Seller stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
         Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding; and

               (iii) the Rating Agency Condition is satisfied with respect to such consolidation, merger, conveyance or transfer.

         (b) The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except for mergers, consolidations, assumptions, conveyances or transfers in accordance with the provisions of the foregoing paragraph.

         Section 7.3 Limitation on Liability. The directors, officers, employees or agents of the Seller shall not be under any liability to the Trust, the Trustee, the Certificateholders, the Certificate Owners, the Receivables Purchasers, any Purchaser Representative, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, any Supplement and any Receivables Purchase Agreement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Seller against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of their duties. The Seller and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         Section 7.4 Indemnification. The Seller shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or based upon the arrangement created by this Agreement, any Supplement or any Receivables Purchase Agreement arising out of any third-party action, claim, suit or proceeding, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, as though this Agreement, such Supplement or such Receivables Purchase Agreement created a partnership under the New York Uniform Partnership Act in which the Seller is a general partner; provided, however, that the Seller shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Trustee; provided, further, that the Seller shall not indemnify the Trust or the Trustee for any liabilities, costs or expenses with respect to any action taken by the Trustee at the request of the Investor Certificateholders or Receivables Purchasers; and provided, further, that the Seller shall not indemnify the Trust or the Trustee for any liabilities, costs or expenses of the Trust or the Trustee arising under any tax law,



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including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

         Section 8.1 Liability of the Servicer. The Servicer shall be liable hereunder only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

         Section 8.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                     (i) the Person formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a state or national banking or savings association or other entity which is not subject to the bankruptcy laws of the United States of America and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and each Purchaser Representative in form satisfactory to the Trustee and each Purchaser Representative, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

                     (ii) the Servicer shall have delivered to the Trustee and each Purchaser Representative an Officer's Certificate of the Servicer, upon which the Trustee may conclusively rely, that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, upon which the Trustee may conclusively rely, that such supplemental agreement is legal, valid and binding with respect to the Servicer;

                     (iii) the Servicer shall have given at least 10 Business Days' prior notice to the Rating Agencies, the Trustee and each Purchaser Representative of such consolidation, merger, conveyance or transfer;




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                     (iv)  the Rating Agency Condition shall have been satisfied with respect to such assignment and succession; and

                     (v) if the Person described in clause (i) is not an Affiliate of the Servicer, the Trustee and each Purchaser Representative shall have consented in writing to such consolidation, merger, conveyance or transfer.

         Section 8.3 Limitation on Liability. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, the Receivables Purchasers, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, any Supplement and any Receivables Purchase Agreement, and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, and except as provided in any Supplement or Receivables Purchase Agreement with respect to the related Series, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders, the Receivables Purchasers, any Enhancement Provider, or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement, any Supplement or any Receivables Purchase Agreement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder, or under any Supplement or Receivables Purchase Agreement. The Servicer may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

         Section 8.4 Servicer Indemnification of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement, any Supplement or any Receivables Purchase Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by the Trustee; provided, further, that with respect to any action taken by the Trustee at the request of the Investor Certificateholders,



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Receivables Purchasers or any Purchaser Representative such costs, expenses or other liabilities shall be at the expense of the requesting party and such party shall not be entitled to reimbursement from the Trust; and provided, further, that the Servicer shall not indemnify the Trust or the Trustee for any liabilities, costs or expenses of the Trust arising under any tax law, including without limitation any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust in connection herewith to any taxing authority. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination by the Servicer that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee and each Purchaser Representative. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. The Trustee shall give prompt notice to each Rating Agency, Purchaser Representative and Enhancement Provider upon the appointment of a Successor Servicer. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

         Section 8.6 Access to Certain Documentation and Information Regarding the Receivables. Subject to the terms of any Supplement or Receivables Purchase Agreement, the Servicer shall provide to the Trustee, each Purchaser Representative and each Enhancement Provider access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee, any Purchaser Representative, or any Enhancement Provider is required in connection with the enforcement of the rights of the Investor Certificateholders, the Receivables Purchasers, or any Enhancement Provider, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during the Servicer's and Administrative Servicer's normal business hours (but, with respect to the Administrative Servicer, only to the extent of the Servicer's access to such documentation pursuant to the Administrative Servicer Agreement), (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Originator, the Seller, the Trustee, the Servicer, any Purchaser Representative or any Enhancement Provider to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.




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         Section 8.7 Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Cardholder Guidelines, including the delegation of duties pursuant to the Administrative Servicer Agreement. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof. The Seller, the Trustee and the Purchaser Representatives hereby acknowledge and consent to the continuation of Alliance Data as the Administrative Servicer pursuant to the terms and conditions set forth in the Administrative Servicer Agreement. The Seller may at any time appoint any other Person, including the Originator or an Affiliate of the Originator, as a successor Administrative Servicer to perform the responsibilities and obligations previously performed by Alliance Data on behalf of the Seller, subject to any requirement in any Supplement or Receivables Purchase Agreement. The Seller shall give at least five Business Days' prior notice to the Rating Agencies and each Enhancement Provider of any such appointment.

         Section 8.8 Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been Conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

                                   ARTICLE IX

                            EARLY AMORTIZATION EVENTS

         Section 9.1 Early Amortization Events. If any one of the following events (each, a "Trust Early Amortization Event") shall occur:

         (a) the Seller, the Originator, the Servicer (if an Affiliate of the Originator) or Charming Shoppes, Inc. shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller, the Originator, the Servicer (if an Affiliate of the Originator) or Charming Shoppes, Inc.; or the Seller, the Originator, the Servicer (if an Affiliate of the Originator) or Charming Shoppes, Inc. shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty days) as a debtor a proceeding under any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;




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         (b) the Originator shall become unable for any reason to Convey
Receivables to the Seller pursuant to the Purchase Agreement; or the Seller shall become unable for any reason to Convey Receivables to the Trust in accordance with the provisions of this Agreement; or

         (c) the Seller or the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

then an Early Amortization Event with respect to all Series shall occur without any notice or other action on the part of the Trustee, the Investor Certificateholders or the Receivables Purchasers immediately upon the occurrence of such event.

         Section 9.2  Additional Rights Upon the Occurrence of Certain Events.

         (a) Upon the occurrence of any event described in Section 9.1(a) with respect to the Originator or the Seller (an "Insolvency Event"), the Seller shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee, the Rating Agencies, each Enhancement Provider and each Purchaser Representative of such Insolvency Event. Notwithstanding any cessation of the Conveyance to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been Conveyed to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV, any Supplement and any Receivables Purchase Agreement. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to each Investor Certificateholder, each Purchaser Representative and Enhancement Provider, if applicable, describing the provisions of this Section
9.2 and requesting instructions from such Investor Certificateholders, Enhancement Providers and Purchaser Representatives. Unless within 90 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions from (A) Holders of Investor Certificates evidencing more than 50% of the Investor Interest of each Certificate Series, (B) in the case of any Certificate Series with respect to which there is an Enhancement Invested Amount, the applicable Enhancement Provider, and (C) each Purchaser Representative to the effect that such Investor Certificateholders, Enhancement Provider, if applicable, and such Purchaser Representatives disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables Conveyed to the Trust as before such Insolvency Event, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms and to maximize the proceeds of such disposition or other liquidation of the Receivables, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.



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



         (b) The proceeds from the sale, disposition or liquidation of the Receivables pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV, any Supplement and any Receivables Purchase Agreement; provided that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders, Enhancement Providers and Purchaser Representatives as provided in subsection 9.2(a) above, on the day following the last Distribution Date in the Due Period during which such proceeds are distributed to the Investor Certificateholders of each Certificate Series and the Receivables Purchasers of each Receivables Purchase Series, the Trust shall terminate.

         (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                                    ARTICLE X

                                SERVICER DEFAULTS

         Section 10.1 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

         (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement, in each case, within one Business Day after the date of the receipt by the Servicer of written notice from the Trustee or any Purchaser Representative that such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, any Supplement or any Receivables Purchase Agreement;

         (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement, any Supplement or any Receivables Purchase Agreement, which has a material adverse effect on (i) the Servicer's ability to collect the Receivables or otherwise perform its obligations under the Agreement, any Supplement or any Receivables Purchase Agreement or (ii) the collectibility or value of the Receivables, and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, a Purchaser Representative or an Enhancement Provider, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 25% of the Investor Interest of any Certificate Series, or an Enhancement Provider and such material adverse effect continues for such period; or the Servicer shall delegate its duties under this Agreement, except as permitted by Section 8.7;




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         (c) any representation, warranty or certification made by the Servicer in this Agreement, any Supplement or any Receivables Purchase Agreement or in any certificate delivered pursuant to this Agreement, any Supplement or any Receivables Purchase Agreement shall prove to have been incorrect when made, which has a material adverse effect on (i) the Servicer's ability to collect the Receivables or otherwise perform its obligations under the Agreement, any Supplement or any Receivables Purchase Agreement or (ii) the collectibility or value of the Receivables, and which continues to be incorrect in any material respect for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, a Purchaser Representative, or an Enhancement Provider or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the Investor Interest of any Certificate Series or an Enhancement Provider and such material adverse effect continues for such period; or

         (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty days) as debtor a proceeding under any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Trust Interests and Purchaser Representatives of Receivables Purchase Series aggregating more than 66-2/3% of the Aggregate Investor/Purchaser Interest, by notice then given in writing to the Servicer, and each Purchaser Representative (and to the Trustee if given by the Investor Certificateholders or the Purchaser Representatives) (a "Servicer Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Trustee shall promptly notify any Enhancement Provider of any such Servicer Default.

         After receipt by the Servicer of such Servicer Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer



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in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account or any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer in enforcing all rights to Insurance Proceeds applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under any Enhancement with respect to any Series to the Successor Servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.1(a), for a cumulative period of ten Business Days, or under subsection 10.1(b) or (c), for a cumulative period of sixty Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Enhancement Provider, the Seller, and each Purchaser Representative with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

         Section 10.2  Trustee to Act; Appointment of Successor.

         (a) On and after the occurrence of a Servicer Default pursuant to
Section 10.1 or a resignation of the Servicer pursuant to Section 8.5, the Servicer shall continue to perform all servicing functions under this Agreement until the date of the appointment of a Successor Servicer hereunder. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Servicer Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. Purchaser Representatives for each Receivables Purchase Series and each Enhancement Provider, if any, must consent in writing to any Successor Servicer. The Trustee may obtain bids



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from any potential successor servicer. Any Successor Servicer shall not be an
Affiliate of any Purchaser Representative so long as any Certificate Series is outstanding. If (i) the Trustee is unable to obtain any bids from any potential successor servicer, or if no such bid is acceptable to Purchaser Representatives representing each Receivable Purchase Series, and (ii) the Servicer delivers to the Trustee an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Investor Certificateholder, each Purchaser Representative and any Enhancement Provider of the proposed sale of the Receivables and shall provide each Receivables Purchaser and Enhancement Provider an opportunity to bid on the Receivables and shall offer the Seller the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor/Purchaser Interest an the date of such purchase (including, with respect to any Series, any unreimbursed Loss Amounts allocated to such Series to the extent such amounts are required to be reimbursed pursuant to the related Supplement or Receivables Purchase Agreement) plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate, all interest accrued but unpaid with respect to all outstanding Receivables Purchase Interests at the applicable rate, and all fees and expenses under any Supplement or any Receivables Purchase Agreement due but unpaid through the date of such purchase; provided, however, that if the short-term deposits or long-term unsecured debt obligations of the Seller (or if neither such deposits nor such obligations of the Seller are rated by Moody's, if Moody's is a Rating Agency with respect to any Certificate Series outstanding, then of the holding company of the Seller so long as such holding company shall be Charming Shoppes, Inc.) are not rated at the time of such purchase at least P-3 or Baa-3, respectively, by Moody's, if Moody's is a Rating Agency with respect to any Certificate Series outstanding, no such purchase by the Seller shall occur unless the Seller shall deliver an Opinion of Counsel reasonably acceptable to the Trustee that such purchase would not constitute a fraudulent conveyance of the Seller. The proceeds of such sale shall be deposited in the Collection Account or any Series Account, as provided in the related Supplement or Receivables Purchase Agreement, for distribution to the Investor Certificateholders of each outstanding Certificate Series and the Receivables Purchasers of each outstanding Receivables Purchase Series, pursuant to Section 12.3 of this Agreement. Notwithstanding the above, the Trustee may petition a court of competent jurisdiction to appoint as the Successor Servicer hereunder any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, a net worth of not less than $50,000,000, and whose regular business includes the servicing of credit card receivables.

         (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Supplement, Receivables Purchase Agreement and Enhancement.



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         (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Holder of the Exchangeable Seller Certificate agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

         (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

         Section 10.3 Notification of Servicer Default and Successor Servicer. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, each Purchaser Representative, each Rating Agency and each Enhancement Provider. Upon any termination or appointment of a Successor Servicer pursuant to this
Article X, the Trustee shall give prompt written notice thereof to each Purchaser Representative, each Rating Agency and each Enhancement Provider.

         Section 10.4 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 66-2/3% of the Investor Interest of any Certificate Series outstanding, or any Purchaser Representative for any Receivables Purchase Series, adversely affected by a default by the Servicer or the Seller in the performance of its obligations hereunder may waive such default and its consequences on behalf of such Series, except a default in the failure to make any required deposits or payment of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been



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remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   THE TRUSTEE

         Section 11.1  Duties of Trustee.

         (a) The Trustee, prior to the occurrence of any Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, each Supplement and each Receivables Purchase Agreement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Subject to subsection 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                      (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Investor Certificates evidencing Undivided Trust Interests aggregating more than 50% of the Investor Interest of any Certificate Series or any Purchaser Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to the related Series, under this Agreement, any Supplement or any Receivables Purchase Agreement; and

                    (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 10% of the Investor Interest of any Certificate Series adversely affected thereby, any Purchaser Representative or any Enhancement Provider.

         (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, any



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Supplement or any Receivables Purchase Agreement, or in the exercise of any of its rights or powers, unless adequate indemnity against such risk or liability is reasonably assured and provided to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, any Supplement or any Receivables Purchase Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement, any Supplement or any Receivables Purchase Agreement.

         (d) Except for actions expressly authorized by this Agreement and not prohibited by any Supplement or any Receivables Purchase Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

         (e) Except as expressly provided in this Agreement and each Supplement and Receivables Purchase Agreement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.1 or 2.6 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6, (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Section 2.7, 9.2, 10.2, 12.1 or 12.2 or Article IV or subsections 2.4(d) or 2.4(e), or
(iv) Convey any interest in Receivables, except pursuant to a Receivables Purchase Agreement.

         (f) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

          (g) If the Seller has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Seller, and 10 Business Days' notice to each Purchaser Representative, the Trustee shall enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Seller's credit card receivables, and shall provide to each Purchaser Representative a copy of each such intercreditor agreement; provided, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders, the Receivables Purchasers, or any Enhancement Provider, and, upon the request of the Trustee, any Purchaser Representative or any Enhancement Provider, the Seller shall deliver to it an Opinion of Counsel (with a copy to each Purchaser Representative) on any matters relating to such intercreditor agreement, reasonably requested by the Trustee, any Purchaser Representative or any Enhancement Provider.



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         (h) The Trustee shall notify each Purchaser Representative and
Enhancement Provider of any Early Amortization Event of which a Responsible Officer has actual knowledge, promptly upon obtaining such knowledge.

         Section 11.2 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1 or in any Supplement or Receivables Purchase Agreement:

         (a) the Trustee may conclusively rely on and shall be protected in acting, or in refraining from acting, in accord with any written assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the monthly payment instructions, the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties; provided, that if Spirit Inc. is not the Servicer at the time the Trustee receives any such paper or document, the Trustee shall provide a copy of such document to the Seller;

         (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

         (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, any Supplement, any Receivables Purchase Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Investor Certificateholders or any Purchaser Representative unless such Investor Certificateholders or Purchaser Representative shall have offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, any Supplement or any Receivables Purchase Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs;

         (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any Supplement or any Receivables Purchase Agreement;

         (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any written assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other



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paper or document, unless requested in writing so to do by Holders of Investor
Certificates evidencing Undivided Trust Interests aggregating more than 50% of the Investor Interest, any Purchaser Representative or Enhancement Provider for any Series, in each case that could be adversely affected thereby if the Trustee does not perform such acts;

         (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian to the extent not otherwise prohibited by any Supplement or Receivables Purchase Agreement, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with reasonable care by it hereunder; and

         (g) except as may be required by subsection 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects or the compliance by the Seller with its representations and warranties or for any other purpose.

         Section 11.3 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee in its individual capacity shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or any Series Account (or any other account hereafter established to effectuate the transactions contemplated by the terms of this Agreement) by the Servicer.

         Section 11.4 Trustee May Own Certificates and Purchase Receivables. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates, or may purchase Receivables Purchase Interests, with the same rights as it would have if it were not the Trustee.

         Section 11.5 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee (without reimbursement from the Collection Account, the Excess Funding Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct and except as provided in the following sentence. If the Trustee is appointed



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Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

         The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the resignation or removal of the Trustee.

         Section 11.6 Eligibility Requirements for Trustee. The Trustee hereunder (or, alternatively, a Person which is the direct or indirect parent corporation of the Trustee) shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and, prior to its appointment hereunder, must be acceptable to each Purchaser Representative. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.

         Section 11.7 Resignation or Removal of Trustee.

         (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller, the Servicer, each Enhancement Provider, the Rating Agencies and each Purchaser Representative. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. Any successor Trustee shall not be an Affiliate of any Purchaser Representative so long as any Certificate Series is outstanding. The Servicer shall deliver a copy of such instrument to each Purchaser Representative. Any such appointment shall be subject to the prior written consent of each Purchaser Representative. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee, upon notice to the Seller, the Servicer and each Purchaser Representative, may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Seller, the Servicer or any Purchaser Representative, or if at any time the Trustee shall be legally



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unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller, the Servicer or any Purchaser Representative may, but shall not be required to, upon 10 days' prior written notice to the others, remove the Trustee and then the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Any successor Trustee shall not be an Affiliate of any Purchaser Representative so long as any Certificate Series is outstanding. The Servicer shall deliver a copy of such instrument to each Purchaser Representative. Any such appointment shall be subject to the prior written consent of the Servicer, each Purchaser Representative and each Enhancement Provider.

         (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

         Section 11.8  Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Seller, the Servicer, each Purchaser Representative and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments requested by any Purchaser Representative or otherwise required or contemplated hereunder or under any Supplement or Receivables Purchase Agreement and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under each Supplement and Receivables Purchase Agreement, with like effect as if originally named as Trustee herein and therein.

         (b) No successor trustee shall accept appointment as provided in this
Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to each Purchaser Representative, Rating Agency and Enhancement Provider and to all Investor Certificateholders at their addresses as shown in the Certificate Register.


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         Section 11.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 11.10  Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions of this Agreement, any Supplement or any Receivables Purchase Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Investor Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.6 and no notice to Certificateholders, Receivables Purchasers or any Purchaser Representatives of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                     (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                    (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.



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         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and each Purchaser Representative.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.11 Tax Return. In the event the Trust shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall also prepare or cause to be prepared all tax information required by law to be distributed to Certificateholders or Receivables Purchasers and shall deliver such information to the Trustee and each Purchaser Representative at least five days prior to the date it is required by law to be distributed to Certificateholders or Receivables Purchasers. The Servicer, upon request, shall furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the Certificate Owners or the Receivables Purchasers arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

         Section 11.12 Trustee May Enforce Claims without Possession of Certificates. All rights of action and claims under this Agreement or any Series may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee or agent. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series in respect of which such judgment has been obtained.



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         Section 11.13 Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, for the equal and ratable benefit of the Investor Certificateholders (in accordance with their Investor Interests) and the Receivables Purchasers (to the extent of their undivided interest in the Receivables), subject to the provisions of Sections
10.1 and 11.14, proceed to protect and enforce its rights and the rights of the Investor Certificateholders and Certificate Owners of any Certificate Series and the Receivables Purchasers of any Receivables Purchase Series under this Agreement or any Supplement or Receivables Purchase Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement or Receivables Purchase Agreement, or in aid of the execution of any power granted in this Agreement or any Supplement or Receivables Purchase Agreement, or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Investor Certificateholders or Certificate Owners of any Certificate Series or the Receivables Purchasers of any Receivables Purchase Series.

         (b) If the FDIC, the RTC or any equivalent governmental agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Originator or any other Person shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Seller (either with respect to the Originator or the Seller, a "Receiver"), the Trustee shall, irrespective of whether the principal of any Series of Certificates or Receivables Purchase Interests shall then be due and payable:

                      (i) unless prohibited by applicable law or regulation or unless under FIRREA or other applicable law, the Receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders, any Receivables Purchasers or any Enhancement Provider to recover, repossess, collect or liquidate the Receivables or any other assets of the Trust on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders, the Receivables Purchasers and any Enhancement Provider;

                     (ii) promptly, and in any case within any applicable claims bar period specified under FIRREA or other applicable law, file and prove a claim or claims under FIRREA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Certificates and the Receivables Purchase Interests and/or the whole amount due any Enhancement Provider and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders, the Receivables Purchasers and any Enhancement Providers allowed in any judicial, administrative,



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



         corporate or other proceedings relating to the Originator, the Seller or either of their creditors or property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders', the Receivables Purchasers', or any Enhancement Provider's status as secured creditors are successfully challenged; and

                    (iii) collect and receive any moneys or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders, the Receivables Purchasers and any Enhancement Provider to the Certificateholders, the Receivables Purchasers and any Enhancement Provider, as applicable.

         (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder, Certificate Owner or Receivables Purchaser any plan of reorganization, arrangement, adjustment or composition affecting any interests in the Receivables or the rights of any owner thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder, Certificate Owner or Receivables Purchaser in any such proceeding.

         Section 11.14 Rights of Purchaser Representatives and Investor Certificateholders to Direct Trustee. (a) The Purchaser Representatives (or, with respect to any remedy, trust or power that does not relate to all Receivables Purchase Series, the Purchaser Representatives for all Receivables Purchase Series to which such remedy, trust or power relates) and Holders of Investor Certificates evidencing Undivided Trust Interests aggregating more than 50% of the aggregate Investor Interests (or with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Investor Interest of the Investor Certificates of all Certificate Series to which such remedy, trust or power relates) shall have the right to direct the Trustee (i) with respect to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, and (ii) to exercise any right, remedy or power provided to Investor Certificateholders of a Certificate Series pursuant to the related Supplement or Receivables Purchasers of a Receivables Purchase Series (or their Purchaser Representative) pursuant to the related Receivables Purchase Agreement, and the Trustee shall so act; provided, however, that, subject to
Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders or Receivables Purchasers not parties to such direction; and provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Purchaser Representatives or such Holders of Investor Certificates.

         (b) In connection with any action taken by the Trustee pursuant to instructions given in accordance with paragraph (a) above, any legal counsel retained by the Trustee shall be



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acceptable to each Series and the Trustee shall notify promptly each Purchaser
Representative of such action. In addition, any Purchaser Representative may, at its own cost, elect to participate in such action along with the Trustee, which participation may include retaining separate counsel.

         Section 11.15 Representations and Warranties of the Trustee. The Trustee, in its individual capacity, represents and warrants that:

                      (i) the Trustee is a national banking association authorized to engage in the business of banking under the laws of the United States of America;

                      (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                      (iii) this Agreement has been duly executed and delivered by the Trustee.

         Section 11.16 Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, New York or Philadelphia, Pennsylvania an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints First Union National Bank, 123 South Broad Street, Philadelphia, Pennsylvania 19109, as its office for such purposes. The Trustee shall give prompt written notice to the Servicer, Certificateholders, each Purchaser Representative and each Enhancement Provider of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE XII

                                   TERMINATION

         Section 12.1  Termination of Trust.

        (a) The Trust and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Receivables Purchasers and Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and 11.5 and subsection 12.3(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (b)(i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Seller Certificate notify the Trustee in writing, not later than 5 Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than December 24, 2025. The Servicer and the Holder of the Exchangeable Seller Certificate may, on any date following



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the Trust Extension, so long as no Certificate Series is outstanding and no
Receivables Purchase Interests are outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.

         (b) In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) (A) the Investor Interest and, if applicable, the Enhancement Invested Amount of any Certificate Series or the Receivables Purchase Interest of any Receivables Purchase Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates or with respect to any Receivables Purchase Interest to be made on the related Distribution Date during such month pursuant to Article IV, any Supplement or any Receivables Purchase Agreement) are greater than zero or (B) Loss Amounts allocated to any Series to the extent such amounts can be reimbursed pursuant to the related Supplement or Receivables Purchase Agreement remain unreimbursed, or (C) any party to a Supplement or Receivables Purchase Agreement is owed accrued interest, fees or expenses, the Servicer shall sell within 30 days after such Distribution Date all the Receivables. The proceeds of any sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV, each Supplement and each Receivables Purchase Agreement; provided, however, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During such thirty day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.

         (c) All principal, interest, fees and expenses with respect to any Series shall be due and payable no later than the applicable Series Termination Date. Unless otherwise provided in a Supplement or Receivables Purchase Agreement, in the event that the Investor Interest and, if applicable, the Enhancement Invested Amount of any Certificate Series, or any Receivables Purchase Interest is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal, interest and fees to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Certificate Series or Receivables Purchasers of such Receivables Purchase Interest all pro rata in final payment of all principal of and accrued interest on such Series, and all accrued and unpaid fees and expenses and unreimbursed Loss Amounts (to the extent such amounts can be reimbursed pursuant to the related Supplement or Receivables Purchase Agreement) under the related Supplement or Receivables Purchase Agreement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest and the Enhancement Invested Amount, if any, or the Receivables Purchase Interest of such Series at the close of business on such date; provided, that such amount shall include any unreimbursed Loss Amounts payable to such Certificateholders or Receivables Purchasers to the extent such amounts can be reimbursed pursuant to the related Supplement or Receivables Purchase Agreement. The Seller shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such


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principal, interest, fees and expenses and unreimbursed Loss Amounts paid, shall be paid to the Holder of the Exchangeable Seller Certificate. Upon such Series Termination Date with respect to the applicable Series, final payment of all amounts allocable to any Investor Certificates or, if applicable, Enhancement Invested Amounts of such Certificate Series or Receivables Purchase Interests of such Receivables Purchasers shall be made in the manner provided in Section
12.3.

         Section 12.2  Optional Purchase.

         (a) If so provided in any Supplement or any Receivables Purchase Agreement, the Seller may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series on a Distribution Date specified in such Supplement or Receivables Purchase Agreement by depositing into the Collection Account or the applicable Series Account, not later than such Distribution Date, for application in accordance with Section 12.3 (in the case of a Certificate Series) or as provided in such Receivables Purchase Agreement, the amount specified in such Supplement or Receivables Purchase Agreement.

         (b) The amount deposited pursuant to subsection 12.2(a) shall be paid on the related Distribution Date to the Investor Certificateholders of the related Certificate Series pursuant to Section 12.3 or Receivables Purchasers of the related Receivables Purchase Series. All Certificates of a Certificate Series which are to be redeemed by the Trust pursuant to subsection 12.2(a) shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller. The Investor Interest of each Certificate Series which is redeemed by the Trust pursuant to subsection 12.2(a), and the Receivables Purchase Interests which are repurchased by the Trust pursuant to subsection 12.2(a), shall, for the purposes of the definition of "Seller Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Seller Interest shall thereupon be deemed to have been increased by the Investor Interest of such Certificate Series or the repurchased Receivables Purchase Interest.

         Section 12.3  Final Payment with Respect to Any Certificate Series.

         (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Certificate Series may surrender their Certificates for payment of the final distribution with respect to such Certificate Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Certificate Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Certificate Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.4(e), 9.2(b), 10.2(a), or 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.

         (b) Notwithstanding the termination of the Trust pursuant to subsection 12.1(a) or the occurrence of the Series Termination Date with respect to any Certificate Series, all funds then on deposit in the Collection Account, the Excess Funding Account or any Series Account applicable to the related Certificate Series shall continue to be held in trust for the benefit of the Investor Certificateholders of the related Certificate Series, and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Certificate Series upon surrender of their Certificates. In the event that all of the Investor Certificateholders of any Certificate Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Certificate Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. The Trustee and the Paying Agent shall pay to the Seller upon written request any funds held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Seller, Investor Certificateholders entitled to the such funds may seek recovery only from the Seller as general creditors unless an applicable abandoned property law designates another Person.

         (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Seller.

         Section 12.4 Termination of Rights of Holder of Exchangeable Seller Certificate. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Seller Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit J pursuant to which it shall reconvey to the Holder of the Exchangeable Seller Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges of the Trust with respect to the Receivables, all rights, remedies, powers and privileges of the Trust under the Purchase Agreement and all proceeds of the foregoing, except for amounts held by the Trustee pursuant to subsection 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Seller Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.


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



         Section 12.5 Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:

         (a) The Seller and any Affiliate of Seller that is a Holder of the Exchangeable Seller Certificate may at Seller's option be discharged from its obligations hereunder with respect to any Certificate Series or all outstanding Certificate Series (the "Defeased Series") on the date the applicable conditions set forth in subsection 12.5(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in subsection 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the right of any Enhancement Provider to the repayment of any amount due to it under the applicable Enhancement and Supplement, including interest thereon; (iii) the Seller's obligations with respect to such Certificates under Sections 6.3 and 6.4; (iv) the rights, powers, trusts, duties, and immunities of the Trustee, the Paying Agent and the Registrar hereunder; and (v) this Section 12.5.

         (b) Subject to Section 12.5(c), the Seller at its option may cause Collections allocated to the Defeased Series and available to purchase Principal Receivables to be applied to purchase Permitted Investments rather than Principal Receivables.

         (c) The following shall be the conditions to Defeasance under subsection 12.5(a):

             (i) The Seller irrevocably shall have deposited or caused to be deposited with the Trustee (such deposit to be made from other than the Seller's or any Affiliate of the Seller's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Enhancement Providers with respect to the Defeased Series;

             (ii) prior to its first exercise of its right pursuant to this
         Section 12.5 with respect to a Defeased Series to substitute money or Permitted Investments for Receivables, if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Seller shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and (in any case) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act;



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             (iii) the Seller shall have delivered to the Trustee and any
         Enhancement Provider an Officer's Certificate of the Seller stating the Seller reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of an Early Amortization Event with respect to any Series; and (iv) the Rating Agency Condition shall have been satisfied and the Seller shall have delivered copies of such written notice to the Servicer and the Trustee.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         Section 13.1  Amendment.

         (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Seller, the Holder of the Exchangeable Seller Certificate and the Trustee upon 10 Business Days' notice to each Purchaser Representative (along with a copy of the form of the proposed amendment), without the consent of any Purchaser Representative, Investor Certificateholder or Receivables Purchaser; provided, that such action shall not, as evidenced by an Opinion of Counsel for the Seller addressed and delivered to the Trustee and each Purchaser Representative, adversely affect in any material respect the interests of any Investor Certificateholder, any Receivables Purchaser or any Enhancement Provider; provided, further, that the Rating Agency Condition shall have been satisfied with respect to such amendment.

         (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Seller, the Holder of the Exchangeable Seller Certificate and the Trustee upon 10 Business Days' notice to each Purchaser Representative (along with a copy of the form of the proposed amendment), with the consent of each Purchaser Representative, and the Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 66 2/3% of the Investor Interest, of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders or Receivables Purchasers of any outstanding Series; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions that are required to be made on any Investor Certificates of any such Certificate Series without the consent of each Investor Certificateholder of such Certificate Series affected thereby,
(ii) change the definition of or the manner of calculating the Investor Interest, the Loss Amount or the Investor/Purchaser Percentage without the consent of each Investor Certificateholder of all Certificate Series adversely affected thereby, or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each Certificate Series adversely affected thereby. Any amendment to be effected pursuant to this Article XIII shall be deemed to affect adversely all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an

Opinion of Counsel as described in Section 13.1(a), adversely affect in any material respect the interests of such Series. The Trustee may, but shall not be obligated to, enter into any such Amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

         (c) Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Certificate Series may be amended on the terms and in accordance with the procedures provided in such Supplement and the Receivables Purchase Agreement with respect to any Receivables Purchase Series may be amended on the terms and in accordance with the procedures provided in such Receivables Purchase Agreement.

         (d) Promptly after the execution of any amendment to this Agreement or any Supplement, the Servicer shall furnish notification of the substance of such amendment to each Purchaser Representative, each Investor Certificateholder of each Certificate Series adversely affected thereby, each Enhancement Provider, and each Rating Agency and a copy of such amendment to each Purchaser Representative.

         (e) It shall not be necessary for the consent of Investor Certificateholders or Receivables Purchasers under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders or Receivables Purchasers shall be subject to such reasonable requirements as the Trustee may prescribe.

         (f) Any Supplement executed and delivered pursuant to Section 6.9, any Receivables Purchase Agreement executed and delivered pursuant to Section 6.18, and any amendment to Schedule 1 in connection the addition to or removal of Receivables from the Trust as provided in Sections 2.6 and 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.1(a) and (b).

         (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Seller or Servicer to the effect that the amendment complies with all requirements of this Agreement.

         Section 13.2  Protection of Right, Title and Interest to Trust.

         (a) The Servicer shall cause this Agreement, each Supplement, each Receivables Purchase Agreement, and all certificates of assignment, agreements and documents, and all amendments hereto and thereto and/or all financing statements and continuation statements and any other necessary documents covering the Trust's and the Certificateholders' right, title and interest to the property comprising the Trust and the Receivables Purchasers' right, title and interest in the Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trust, as the case may be, hereunder to all property comprising the Trust, and the right, title and interest of the Receivables Purchasers hereunder to the Receivables. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above (with a copy thereof to each Purchaser Representative), as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this subsection 13.2(a).

         (b) Within 30 days after the Seller or the Trustee makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above, any Supplement or any Receivables Purchase Agreement materially misleading within the meaning of Section 9-402(7) of the UCC, the Seller or the Trustee, as applicable, shall give the Trustee or the Seller, as applicable, any Enhancement Provider and the Purchaser Representatives notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the property comprising the Trust and the perfection of the Receivables Purchasers' interest in the Receivables and the proceeds thereof as contemplated by Section 2.1 hereof.

         (c) Each of the Seller and the Servicer shall give the Trustee and each Purchaser Representative prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the interests in the Receivables and the proceeds thereof. Each of the Seller and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer will deliver to the Trustee on or before March 31 of each year, beginning with March 31, 1995 an Opinion of Counsel, substantially in the form of Exhibit K addressed to the Trustee, each Enhancement Provider, and each Purchaser Representative.

         Section 13.3 Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) Except as set forth in this Agreement or any Supplement, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement or any Supplement pursuant to any provision hereof or thereof.

         (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement or any Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Supplement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of all Series to which such action, suit or proceeding relates), shall have made, a request in writing to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Certificateholder, Receivables Purchaser and the Trustee, that no one or more Investor Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Supplement to affect, disturb or prejudice the rights of any other Investor Certificateholders or Receivables Purchasers, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholders or Receivables Purchaser, or to enforce any right under this Agreement or any Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders and Receivables Purchasers except as otherwise expressly provided in this Agreement or any Supplement with respect to any Enhancement applicable to any Certificate Series or Receivables Purchase Series. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder, Receivables Purchaser and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 13.4 Limitation on Rights of Receivables Purchasers and Purchaser Representatives. (a) Except as expressly provided in this Agreement, neither any Receivables Purchaser nor any Purchaser Representative shall have any right to vote, or in any manner otherwise control the operation and management of the Trust.

         (b) The Receivables Purchasers and any Purchaser Representative shall not have the right to institute any suit, action or proceeding in equity or at law against the Servicer or the Seller for the enforcement of this Agreement or any Receivables Purchase Agreement, except to the extent that such Receivables Purchase Agreement creates independent and nonduplicative rights against the Seller or the Servicer, unless any Purchaser Representative previously shall have (i) made a request in writing to the Trustee to institute such action, suit or proceeding and (ii) offered and provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred by it in compliance with such request, and the Trustee, shall either have refused to institute any such suit, action or proceeding or, for 15 days after such request and offer of security or indemnity, shall have neglected to institute any such action, suit or proceeding.

         (c) It is understood and intended, and upon the purchase of each Receivables Purchase Interest the related Purchaser Representative and the related Receivables Purchaser shall be deemed to have expressly covenanted and agreed with every other Receivables Purchaser and Investor Certificateholder and the Trustee, that the Receivable Purchase Interests and the Investor Interests shall rank pari passu among one another and amongst themselves (except for any Enhancement that may apply to only the Receivables Purchasers or any Series of Investor Certificates) and that neither such Purchaser Representative nor any Receivables Purchaser shall have any right hereunder or under a Receivables Purchase Agreement (i) to surrender, waive, impair, disturb or prejudice the rights of the holders of any other of the Receivables Purchase Interests or the Investor Certificates, (ii) to obtain or seek to obtain priority over or preference to any other such Receivables Purchaser or Investor Certificateholder or (iii) to enforce any right under this Agreement or any Receivables Purchase Agreement against the Servicer or the Seller, except in the manner herein provided and for the equal, ratable and common benefit of all Receivables Purchasers and Investor Certificateholders, except as otherwise expressly provided in this Agreement and except for any direct rights against the Seller or Servicer that any Receivables Purchaser may have under the Receivables Purchase Agreement. For the protection and enforcement of the provisions of this section, each and every Receivables Purchaser and Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 13.5  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 13.6 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, (a) in the case of the Seller, to Charming Shoppes Receivables Corp., c/o Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: General Counsel, (b) in the case of the Servicer, to Spirit Inc., c/o Charming Shoppes, Inc., 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: General Counsel, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Enhancement Provider for a particular Series, to the address, if any, specified in the related Supplement or Receivables Purchase Agreement, (e) in the case of the Rating Agency for a particular Series, to the address, if any, specified in the related Supplement or Receivables Purchase Series or (f) in the case of the Purchaser Representative for a particular Receivables Purchase Series, to the address, if any, specified in the related Receivables Purchase Agreement. Unless otherwise provided with respect to any Certificate Series in the related Supplement, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register or, with respect to any notice required or permitted to be provided to Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 13.7 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof or of the Receivables Purchasers hereunder.

         Section 13.8 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of each Purchaser Representative and the Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 66 2/3% of the Investor Interest of each Certificate Series on a Series by Series basis.

         Section 13.9 Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Trust Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.

         Section 13.10 Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee and any Purchaser Representative more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 13.11 Non-petition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Enhancement Provider, any Holder of the Exchangeable Seller Certificate, the Trustee, each Purchaser Representative and (with respect to the Trust only) the Seller, shall not, prior to the date which is one year and one day after the last day on which any Investor Certificate shall have been outstanding, acquiesce, petition or otherwise invoke or cause the Trust or the Seller to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Seller under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Seller or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Seller.

         Section 13.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Enhancement Provider, any Purchaser Representative, the Investor Certificateholders or the Receivables Purchasers, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, and privileges provided by law.

         Section 13.13 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 13.14 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Receivables Purchasers, the Purchaser Representatives and, to the extent provided in the related Supplement or Receivables Purchase Agreement, to any Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person shall have any right or obligation hereunder.

         Section 13.15 Actions by Certificateholders. (a) Whenever in this Agreement a provision is made that an action may be taken or a notice, demand or instructions given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders. (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

         Section 13.16 Rule 144A Information. For so long as any of the Investor Certificates of any Certificate Series are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Seller, the Servicer, the Trustee and the Enhancement Provider for such Certificate Series agree to cooperate with each other to provide to any Investor Certificateholders of such Certificate Series and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

         Section 13.17 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with each Supplement and Receivables Purchase Agreement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         Section 13.18 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

         Section 13.19 Inconsistent Provisions. To the extent that any provision in any Supplement or any Receivables Purchase Agreement or in any certificate or document delivered in connection with any Supplement or any Receivables Purchase Agreement is inconsistent with any provision under this Agreement, or in any circumstance in which it is unclear whether such Supplement or Receivables Purchase Agreement or this Agreement shall control, the provisions contained in such Supplement or Receivables Purchase Agreement (or such certificate or other document) shall control with respect to the related Series.

         IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                            CHARMING SHOPPES RECEIVABLES CORP., as Seller



                            By:      /s/ Eric M. Specter
                               -------------------------------------------------
                                     Name:   Eric M. Specter
                                     Title:  President

                                     Address:          c/o Charming Shoppes
                                                       450 Winks Lane
                                                       Bensalem, PA 19020
                                     Attention:        Legal Department
                                     Facsimile:        (215) 638-6919
                                     Confirmation:     (215) 638-6954


                            SPIRIT OF AMERICA, INC.,
                                    Servicer



                            By:      /s/ Eric M. Specter
                               -------------------------------------------------
                                     Name:    Eric M. Specter
                                     Title:   President

                                     Address:          c/o Charming Shoppes
                                                       450 Winks Lane
                                                       Bensalem, PA 19020
                                     Attention:        Legal Department
                                     Facsimile:        (215) 638-6919
                                     Confirmation:     (215) 638-6954

                            FIRST UNION NATIONAL BANK, Trustee



                            By:  /s/ George Rayzis
                               -------------------------------------------------
                                 Name:    George Rayzis
                                 Title:   Vice President

                                 Address:      123 South Broad Street
                                               Philadelphia, Pennsylvania 19109
                                 Attention:    Corporate Trust Department
                                 Facsimile:    (215) 985-7290
                                 Confirmation: (215) 985-7321

                                                                       EXHIBIT A


                     FORM OF EXCHANGEABLE SELLER CERTIFICATE

No. 1                                                                   One Unit

                          CHARMING SHOPPES MASTER TRUST
                            ASSET BACKED CERTIFICATE


THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.



                         This Certificate represents an
                            undivided interest in the
                          Charming Shoppes Master Trust

Evidencing an undivided interest in a Trust, the corpus of which consists of a portfolio of receivables now existing or hereafter created under selected revolving credit card accounts generated or acquired by Spirit of America National Bank and conveyed to Charming Shoppes Receivables Corp. and other assets and interests constituting the Trust under the Pooling and Servicing Agreement described below.

         (Not an interest in or an obligation of Charming Shoppes Receivables Corp., Spirit of America National Bank, Spirit of America, Inc., Charming Shoppes, Inc. or any Affiliate thereof.)

         This certifies that Charming Shoppes Receivables Corp. is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected credit card accounts (the "Accounts") originated by Spirit of America National Bank (the "Originator"), a national banking association, that have been conveyed to Charming Shoppes Receivables Corp. (the "Seller"), a Delaware corporation, all monies due or to become due with respect thereto, all Collections, all Recoveries, certain rights against the Originator with respect thereto, such funds as from time to time are deposited in the Collection Account and any Series Account and the rights to any Enhancement with respect to any Series and all proceeds of the foregoing; provided, that the corpus of the Trust shall not include any undivided percentage ownership interest in Receivables to the extent Conveyed by the Trust pursuant to any Receivables Purchase Agreement; such corpus more fully described pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 as amended as of
         , 1999 (the "Pooling and Servicing Agreement") between Charming Shoppes Receivables Corp., Seller, Spirit of America, Inc., Servicer, and First Union National Bank, Trustee. A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth herein below. Such summary shall in all cases be subject to the terms set forth in the Pooling and Servicing Agreement.

         To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Holder by virtue of the acceptance hereof assents and by which the Holder is bound.

         This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.3 or 6.9 of the Pooling and Servicing Agreement.

         This Certificate is the Exchangeable Seller Certificate (the "Certificate"), which represents an undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the Holder of the Exchangeable Seller Certificate. The aggregate interest represented by this Certificate at any time in the Principal Receivables in the Trust shall not exceed the Seller Interest at such time. In addition to this Certificate, (i) Series of Investor Certificates may be issued to investors pursuant to one or more Supplements to the Pooling and Servicing Agreement, each of which will represent an undivided interest in the Trust, to the extent set forth in the Pooling and Servicing Agreement and the related Supplement and (ii) Receivables Purchase Interests may be sold by the Trust to one or more Receivables Purchasers pursuant to one or more Receivables Purchase Agreements, each of which interests shall represent an undivided interest in the Receivables, Collections with respect thereto and other items, to the extent set forth in the Pooling and Servicing Agreement and the related Receivables Purchase Agreement. This Certificate shall not represent any interest in any Series Accounts or any Enhancement, except to the extent provided in the Pooling and Servicing Agreement or the related Supplement or Receivables Purchase Agreement. The Seller Interest shall be the amount defined as such in the Pooling and Servicing Agreement.

         This Certificate does not represent an obligation of, or any interest in, the Originator, the Seller or the Servicer, and neither the Certificates nor the Accounts or Receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This Certificate is limited in right of payment to certain Collections respecting the Receivables, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

         IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed under its official seal.



                                            By:
                                               ---------------------------------


[SEAL]

Attested to:

By:
   -------------------------
Date:                 , 1997
     -----------------

                 Form of Trustee's Certificate of Authentication


                          CERTIFICATE OF AUTHENTICATION


         This is the Exchangeable Seller Certificate referred to in the within-mentioned Pooling and Servicing Agreement.

                            FIRST UNION NATIONAL BANK,
                             Trustee


                            By:
                               --------------------------------
                                       Authorized Officer

                                                                       EXHIBIT B



            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

         ASSIGNMENT No.    OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of
               ,       (this "Assignment") by and between CHARMING SHOPPES
RECEIVABLES CORP., a Delaware corporation (the "Seller"), SPIRIT OF AMERICA, INC., a Delaware Corporation (the "Servicer"), and First Union National Bank, as trustee (the "Trustee") of the CHARMING SHOPPES MASTER TRUST (the "Trust"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Seller, the Servicer and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of
November 25, 1997 and amended as of             , 1999 (hereinafter as such
agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller wishes to designate Additional Accounts to be included as Accounts and to Convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Pooling and Servicing Agreement); and

         WHEREAS, the Trustee is willing to accept such designation and Conveyance subject to the terms and conditions hereof;

         NOW, THEREFORE, the Seller and the Trust hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

         "Addition Cut Off Date" shall mean, with respect to the Additional
Accounts designated hereby,                    ,     .

         "Addition Date" shall mean, with respect to the Additional Accounts
designated hereby,                  ,     .

         "Addition Notice Date" shall mean, with respect to the Additional
Accounts designated hereby,                   ,     .

         "Additional Accounts" shall mean the Additional Accounts designated hereby.

                  2. Designation of Additional Accounts. The Servicer (on behalf of the Seller) shall deliver to the Trustee not later than five Business Days after the Addition Date, a computer file, microfiche or written list containing a true and complete list of Accounts which as of the Addition Date shall be deemed to be Additional Accounts, such accounts being identified by account number, Obligor name, Obligor address, and by the aggregate amount of Receivables in such accounts as of the close of business on the Addition Cut Off Date. Such file or list shall be delivered to the Trustee as confidential and proprietary, shall be marked as Schedule 1 to this Assignment and, as of the Addition Date, shall be incorporated into and made a part of this Assignment.

                  3. Conveyance of Receivables in Additional Accounts. The Seller does hereby Convey to the Trust without recourse (except as expressly provided herein and in the Pooling and Servicing Agreement), all of its right, title and interest in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables in Additional Accounts, and all proceeds of the foregoing.

                  In connection with such Conveyance, the Seller agrees to record and file, at its own expense, a financing statement or financing statements (or an amendment to such financing statement or financing statements) (including any continuation statements with respect to each such financing statements when applicable) with respect to the Receivables now existing and hereafter created in the Additional Accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the Conveyance of the Receivables in Additional Accounts to the Trust and the first priority nature of the Trust's interest in the Receivables in Additional Accounts, and to deliver a file-stamped copy of such financing statement or continuation statement (or an amendment to such financing statement or financing statements) or other evidence of such filing (which may, for purposes of this Section 3, consist of telephone confirmation of such filing followed by delivery of a file-stamped copy as soon as practicable) to the Trustee on or prior to the Addition Date, and in the case of any continuation statements filed pursuant to this Section 3, as soon as practicable after receipt thereof by the Seller. The foregoing Conveyance shall be made to the Trust for the benefit of the Certificateholders, any Receivables Purchasers and any Enhancement Providers (to the extent set forth in the Pooling and Servicing Agreement and any Supplement or Receivables Purchase Agreement) and each reference in this Assignment to such Conveyance shall be construed accordingly.

                  In connection with such Conveyance, the Servicer agrees, on behalf of the Seller, as an expense of the Servicer paid out of the Seller's Monthly Servicing Fee, on or prior to the Addition Date, to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Additional Accounts have been Conveyed to the Trust pursuant to this Assignment. The Servicer further agrees not to alter the file designation referenced in this paragraph with respect to any Additional Account during the term of this Assignment unless and until such Additional Account becomes a Removed Account.

                  The parties intend that if, and to the extent that, such Conveyance is not deemed to be a sale, the Seller shall be deemed hereunder to have granted to the Trust a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables now existing and hereafter created and arising from time to time in connection with the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables in Additional Accounts, and all proceeds of the foregoing, and that this Assignment shall constitute a security agreement under applicable law.

                  4.  Acceptance by Trustee.

                  (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Seller in and to the Receivables now existing and hereafter created from time to time and arising in connection with the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables in Additional Accounts, and all proceeds of the foregoing, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders, any Receivables Purchasers and any Enhancement Providers (to the extent set forth in the Pooling and Servicing Agreement and the related Supplement or Receivables Purchase Agreement).

                  (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche or written lists delivered to the Trustee by the Servicer (on behalf of the Seller) pursuant to this Assignment ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders and Receivables Purchasers or to a Successor Servicer appointed pursuant to Section 10.2 of the Pooling and Servicing Agreement or as mandated pursuant to any Requirement of Law applicable to the Trustee. The Trustee agrees to take such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Seller with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Seller may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Seller with written notice no later than five days prior to any disclosure pursuant to this subsection 4(b).

                  5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trust as of the Addition Date:

                  (a) Organization and Good Standing. The Seller is a Delaware corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Assignment.

                  (b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law.

                  (c) Due Authorization. The execution and delivery of this Assignment by the Seller and the consummation of the transactions provided for in this Assignment have been duly authorized by the Seller by all necessary corporate action on its part.

                  (d) Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

                  (e) No Conflict. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

                  (f) No Violation. The execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Seller.

                  (g) No Proceedings. There are no proceedings pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment, or (v) seeking to affect adversely the income tax attributes of the Trust.

                  (h) All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof, have been obtained.

                  (i) Solvency. No Insolvency Event with respect to the Seller has occurred and the Conveyance by the Seller to the Trust of the Receivables in the Additional Accounts has not been made in contemplation of the occurrence thereof.

                  The representations and warranties set forth in this Section 5 shall survive the transfer and assignment of the respective Receivables in Additional Accounts to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 10.1 of the Pooling and Servicing Agreement.

                  6. Representations and Warranties of the Seller Relating to the Receivables.

                  (a) The Seller hereby represents and warrants to the Trust as of the date hereof:

                  (i) This Assignment constitutes either (A) a valid sale to the Trust of all right, title and interest of the Seller in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, and such property will be held by the Trust free and clear of any Lien of any Person claiming through or under the Seller or any of its Affiliates or (B) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Trust, which is enforceable with respect to the Receivables now existing and hereafter created and arising from time to time in connection with the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing, upon such creation. To the extent that this Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in
         Section 3 and in the case the Receivables hereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, and the proceeds of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-306 of the UCC as in effect in any applicable jurisdiction). Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or any Series Account, except for the Seller's rights to receive interest accruing on, and investment earnings in respect of, the Collection Account, as provided in the Pooling and Servicing Agreement (and, if applicable, any Series Account as provided in any Supplement or any Receivables Purchase Agreement) and, to the extent that this Assignment constitutes the grant of a security interest in such property, except for the interest of the Seller in such property as a debtor for purposes of the UCC as in effect in any applicable jurisdiction.

                  (ii) Each Additional Account is an Eligible Account and each Receivable in each such Additional Account is an Eligible Receivable.

                  (iii) Each Receivable in the Additional Accounts has been Conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

                  (iv) With respect to each Receivable in the Additional Accounts, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the Conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                  (v) As of the Addition Date, Schedule 1 to this Assignment and the related computer file or microfiche or written list referred to in
         Section 3 of this Assignment is an accurate and complete listing in all material respects of all the Additional Accounts, and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Addition Date, and as of the Addition Date, the aggregate amount of Receivables in all the Additional
         Accounts was $                    .

                  (vi) No selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Receivables Purchasers were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio.

                  (b) The representations and warranties set forth in this
Section 6 shall survive the Conveyance of any of the respective Receivables to the Trust.

                  7. Conditions Precedent. The acceptance by the Trustee set forth in Section 4 and the amendment of the Pooling and Servicing Agreement set forth in Section 8 are subject to the satisfaction, on or prior to the Addition Date, of each of the conditions precedent set forth in the Pooling and Servicing Agreement, any Supplement or any Receivables Purchase Agreement.

                  8. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

                  9. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  10. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the undersigned have caused this Assignment of Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                      CHARMING SHOPPES RECEIVABLES CORP.


                                      By:
                                         ---------------------------------------
                                               Name:
                                               Title:


                                      FIRST UNION NATIONAL BANK, Trustee on
                                      behalf of the CHARMING SHOPPES MASTER
                                      TRUST

                                      By:
                                         ---------------------------------------
                                               Name:
                                               Title:

                                                                      Schedule 1
                                                                to Assignment of
                                                                  Receivables in
                                                             Additional Accounts



                               ADDITIONAL ACCOUNTS

                                                                      Schedule 2
                                                                to Assignment of
                                                                  Receivables in
                                                             Additional Accounts


                          Charming Shoppes Master Trust

                       Officer's Certificate of an Officer
                      of Charming Shoppes Receivables Corp.

                                         , a duly authorized officer of Charming
Shoppes Receivables Corp. (the "Seller"), hereby certifies and acknowledges on behalf of the Seller that to the best of such officer's knowledge, the following
statements are true on                         ,        (the "Addition Date"):

                  (a) The Seller has delivered to the Trustee a written assignment in substantially the form of Exhibit B to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 and as
amended as of             , 1999 (the "Pooling and Servicing Agreement"; any
capitalized term used but not otherwise defined herein shall have the meaning specified in the Pooling and Servicing Agreement) between Charming Shoppes Receivables Corp., Seller, Spirit of America, Inc., Servicer, and First Union National Bank, Trustee, with a copy to each Purchaser Representative, and has indicated in its computer files that the Receivables created in connection with the Additional Accounts have been Conveyed to the Trust.

                  (b) Each Additional Account is an Eligible Account and each Receivable in each such Additional Account is an Eligible Receivable.

                  (c) No selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders or any Receivables Purchasers were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio.

 IN WITNESS WHEREOF, I have hereunto set my hand this             day of
               ,          .

                                             CHARMING SHOPPES RECEIVABLES CORP.



                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT C

                           [Monthly Servicer's Report]

                                                                       EXHIBIT D



            FORM OF OPINION OF COUNSEL REGARDING ADDITIONAL ACCOUNTS


                            [Insert form of Opinion]

                                                                     EXHIBIT E-1


             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

         REASSIGNMENT NO.     OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of
       (this "Reassignment") by and among FIRST UNION NATIONAL BANK, as trustee (the "Trustee") of the CHARMING SHOPPES MASTER TRUST (the"Trust") and CHARMING SHOPPES RECEIVABLES CORP., a Delaware corporation (the "Seller"), pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Seller and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997 and
as amended as of             , 1999 (hereinafter as such agreement may have
been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

         WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller wishes to remove all Receivables from certain designated Accounts of the Originator (the "Removed Accounts") and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Seller; and

         WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts, and the Assignee is willing to accept the reconveyance of such Receivables, subject to the terms and conditions hereof.

         NOW, THEREFORE, the Trustee and the Seller hereby agree as follows:


1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Cut Off Date" shall mean, with respect to the Removed
Accounts designated hereby,               ,     .

                  "Removal Date" shall mean, with respect to the Removed
Accounts designated hereby,                 ,     .

                  "Removal Notice Date" shall mean, with respect to the removed
Accounts designated hereby,                 ,      .

                  "Removed Accounts" shall mean the Removed Accounts designated hereby.


                                      E-1-1

                  2. Designation of Removed Accounts. The Servicer (on behalf of the Seller) shall have delivered to the Trustee on or prior to the Removal Date, a computer file, microfiche list, or written list containing a true and complete list of Accounts which as of the Removal Date shall be deemed to be Removed Accounts, such accounts being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Cut Off Date. Such list shall be marked as Schedule 1 to this Reassignment and, as of the Removal Date, shall be incorporated into and made a part of this Reassignment.

                  3.  Conveyance of Receivables in Removed Accounts.

                  (a) The Trustee does hereby Convey to the Seller without recourse, all of its right, title and interest in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Removed Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables in Removed Accounts, and all proceeds of the foregoing.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trustee of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

                  4. Representations and Warranties of the Seller and the Assignee. The Seller hereby represents and warrants to the Trust as of the Removal Date:

                  (a) Enforceability. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.

                  (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders, the Receivables Purchasers or any Enhancement Provider were utilized in selecting the Removed Accounts designated hereby.

                  (c) Schedule 1 Information. Schedule 1 to this Reassignment is an accurate and complete listing in all material respects of all the Removed Accounts as of the Removal Cut Off Date, and the information contained therein with respect to the identity of such Removed Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Removal Cut Off Date, and as of the Removal Cut Off Date, the aggregate amount
of Receivables in all the Removed Accounts was $           .




                                      E-1-2

                  5. Conditions Precedent. The Conveyance of Receivables set forth in Section 3 and the amendment of the Pooling and Servicing Agreement set forth in Section 6 are subject to the satisfaction, on or prior to the Removal Date, of each of the conditions precedent to such removal set forth in the Pooling and Servicing Agreement, any Supplement or any Receivables Purchase Agreement.

                  6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

                  7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8. Governing Law. This Reassignment shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.














                                      E-1-3

                  IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables in Removed Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                              CHARMING SHOPPES RECEIVABLES CORP.



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                       FIRST UNION NATIONAL BANK, Trustee of the
                                       CHARMING SHOPPES MASTER TRUST



                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

































                                      E-1-4

                                                                      Schedule 1
                                                                to Assignment of
                                                                  Receivables in
                                                                Removed Accounts



                                REMOVED ACCOUNTS

                                                                     EXHIBIT E-2



                 FORM OF REASSIGNMENT OF INELIGIBLE RECEIVABLES



                  REASSIGNMENT NO.     OF INELIGIBLE RECEIVABLES, dated as of
            ,        (this "Reassignment") by and among FIRST UNION NATIONAL
BANK, as trustee of the CHARMING SHOPPES MASTER TRUST (the "Trust"), and CHARMING SHOPPESRECEIVABLES CORP., a Delaware corporation (the "Seller"), pursuant to the Pooling and Servicing Agreement referred to below.


                              W I T N E S S E T H:


                  WHEREAS, the Seller and the Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25,
1997 as amended as of             , 1999 (hereinafter as such agreement may have
been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller wishes to remove from the Trust certain Receivables (the "Ineligible Receivables") and to cause the Trustee to reconvey such Ineligible Receivables, whether now existing or hereafter created, from the Trust to the Seller; and

                  WHEREAS, the Trust is willing to accept such designation and to reconvey the Ineligible Receivables, and the Assignee is willing to accept such reconveyance of Ineligible Receivables, subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Trustee and the Seller hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Cut Off Date" shall mean, with respect to the
Ineligible Receivables designated hereby,               ,      .

                  "Removal Date" shall mean, with respect to the Ineligible
Receivables designated hereby,                ,        .




                                      E-2-1

                  "Removal Notice Date" shall mean, with respect to the
Ineligible Receivables designated hereby,             ,     .

                  "Ineligible Receivables" shall mean the Ineligible Receivables designated hereby.

                  2. Designation of Ineligible Receivables. The Servicer (on behalf of the Seller) shall have delivered to the Trustee on or prior to the Removal Date, a computer file, microfiche list or written list containing a true and complete list of Receivables which as of the Removal Date shall be deemed to be Ineligible Receivables, such Ineligible Receivables being identified by the related account number and by the aggregate amount of Ineligible Receivables in each such Account as of the close of business on the Removal Cut Off Date, and, if less than all of the Receivables in an Account are to be Conveyed by the Trust hereunder, such other means of identification which shall be adequate to distinguish the Ineligible Receivables from the other Receivables in such Account. Such list shall be marked as Schedule 1 to this Reassignment and, as of the Removal Date, shall be incorporated into and made a part of this Reassignment.

                  3.  Conveyance of Ineligible Receivables.

                  (a) The Trustee does hereby Convey to the Seller without recourse, all of its right, title and interest in and to the Ineligible Receivables (and, in the event that all the Receivables of an account are Ineligible Receivables, all Receivables now existing and hereafter created and arising from time to time in connection with such account until the termination of the Trust), all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Ineligible Receivables, and all proceeds of the foregoing.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Seller on or prior to the date of this Reassignment, a termination statement with respect to the Ineligible Receivables (and, in the event that all the Receivables of an account are Ineligible Receivables, all Receivables now existing and hereafter created in such accounts) designated hereby (which may be a single termination statement with respect to all such Ineligible Receivables) evidencing the release by the Trust of its Lien on the Ineligible Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

                  4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Trustee as of the Removal Date:

                  (a) Enforceability. This Reassignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.




                                      E-2-2

                  (b) Selection Procedures. No selection procedures believed by the Seller to be materially adverse to the interests of the Investor Certificateholders, the Receivables Purchasers or any Enhancement Provider were utilized in selecting the Ineligible Receivables designated hereby.

                  (c) Schedule 1 Information. Schedule 1 to this Reassignment is an accurate and complete listing in all material respects of all the Ineligible Receivables as of the Removal Cut Off Date, and the information contained therein with respect to the identity of such Ineligible Receivables and, if applicable, the related accounts, is true and correct in all material respects as of the Removal Cut Off Date, and as of the Removal Cut Off Date, the
aggregate amount of Ineligible Receivables was $            .

                  5. Conditions Precedent. The Conveyance of Ineligible Receivables set forth in Section 3 and the amendment of the Pooling and Servicing Agreement set forth in Section 6 are subject to the satisfaction, on or prior to the Removal Date, of each of the conditions precedent to such removal set forth in the Pooling and Servicing Agreement, any Supplement or any Receivables Purchase Agreement.

                  6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement" and "herein" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

                  7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  8. Governing Law. This Reassignment shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.



                                      E-2-3

                  IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Ineligible Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                              CHARMING SHOPPES RECEIVABLES CORP.



                                              By:
                                                 -------------------------------
                                                   Name:
                                                   Title:


                                              FIRST UNION NATIONAL BANK, Trustee
                                              of the CHARMING SHOPPES MASTER
                                              TRUST



                                              By:
                                                 -------------------------------
                                                   Name:
                                                   Title:





























                                      E-2-4

                                                                      Schedule 1
                                                              to Reassignment of
                                                          Ineligible Receivables



                             INELIGIBLE RECEIVABLES

 EXHIBIT F


                      FORM OF ANNUAL SERVICER'S CERTIFICATE

                              -------------------

                          Charming Shoppes Master Trust

                               ------------------

                  The undersigned, a duly authorized representative of
                        (the "Servicer"), as Servicer pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of
November 25, 1997 as amended as of             , 1999 (the "Pooling and
Servicing Agreement") by and between Charming Shoppes Receivables Corp., as Seller, Spirit of America, Inc., Servicer, and First Union National Bank, as trustee (the "Trustee"), does hereby certify that:

                           1.                       is the Servicer under the
                              Pooling and Servicing Agreement.

                           2. The undersigned is duly authorized pursuant to the
                  Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

                           3. This Certificate is delivered pursuant to Section
                  3.5 of the Pooling and Servicing Agreement.

                           4. A review of the activities of the Servicer during
                  the prior calendar year was conducted under our supervision.

                           5. Based on such review, the Servicer has, to the
                  best of our knowledge, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

                           6. The following in a description of each default in
                  the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to us to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]

                  IN WITNESS WHEREOF, the undersigned has duly executed
this Certificate this       day of            ,         .


                                                -------------------------------
                                                Name:
                                                Title:

                                    Exhibit G
                      Procedures of Independent Accountants


1. Select a sample of applications for testing of proper approval or denial of credit, applying the criteria specified in the Operating Policies and Procedures.

2. Determine that the operators responsible for approving credit are evaluated using a standard scoring system on a monthly basis.

3. Select a sample of transactions representing both credit authorizations and line changes and will review them for compliance with Operating Policies and Procedures.

4. Determine that the operators responsible for authorizing credit and approving line changes are being evaluated using a standard scoring system on a monthly basis.

5. Perform observation tests for individual credit card accounts to determine if the collections procedures are being performed in accordance with the operating policies and procedures agreement.

6. For the accounts observed in the step above, review prior account statements to determine if the system is properly aging the minimum balances.

7. Select a sample of accounts from the Dylakor reports which are in excess of 180 days delinquent and determine that the account has been written off in accordance with operating policies and procedures.

8. Compare the monthly totals of new bad debt less recoveries from the daily write-off and recovery reports maintained at Alliance Data Services, Inc. ("Alliance Data") to the amounts indicated in the Fashion Service Corporation's Accounts Receivable Reconciliation Reports for each of the months in a period of 12 months.

9. Select ten days within the tested period and compare the total payments per the Fashion Service Corporation's Accounts Receivable Reconciliation Report to the daily Charming Shoppes Accounts Receivable Report prepared by Alliance Data.

10. Using the same ten days selected above, compare the gross sales, polled payments, returns and the net transmission amounts per Fashion Service Corporation's Monthly Transmission Report to the applicable daily Charming Shoppes Tapes Transmission Report prepared at Alliance Data.

11. Using the same ten days selected in the second preceding step, compare the amounts of the lockbox deposits per the daily Charming Shoppes Accounts Receivable Report prepared by Alliance Data and the Monthly Cash Report prepared by Fashion Service Corporation to the applicable bank statement.

12. Using the same ten days selected in the third preceding step above, reconcile the total payments posted per the daily Charming Shoppes Accounts Receivable Report prepared by Alliance Data to the sum of the lockbox deposit and the prior day's polled payments per the Charming Shoppes Monthly Cash Report prepared by Fashion Service Corporation.

13. Select one day within the tested period and compare the credit sales, sales credits, and credit payments per the Daily Sales Register to the Daily Transaction Register for one store. In addition, compare the total cash receipts per the Daily Sales Register to the bank statement.

                                                                     EXHIBIT H-1



                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW) UNLESS IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CERTIFICATE, AND (i) MEETS ALL OF THE REQUIREMENTS OF, AND IS ELIGIBLE FOR, RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND (ii) LESS THAN 25% OF THE ASSETS OF SUCH ACCOUNT ARE BENEFIT PLAN ASSETS.(1)









----------------------------

(1) The following text should be included in any Certificate in which the above legend appears:

                  The Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, or that is a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that either (i) it is not a Benefit Plan or (ii) it is an insurance company purchasing the Investor Certificates with assets of its general account, and at the time of acquisition and throughout the period of holding (a) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (b) less than 25% of the assets of such account are Benefit Plan assets. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have made the representations in the preceding sentence.





                                      H-1-1

                                                                     EXHIBIT H-2


                         [FORM OF REPRESENTATION LETTER]


                                                                          [Date]


First Union National Bank
123 South Broad Street, M.B.O., l8th Floor
Philadelphia, PA 19109
Attn:  Corporate Trust Administration

Charming Shoppes Receivables Corp.
[Address]


                  Re:      Purchase of $           principal amount of
                           Charming Shoppes Master Trust
                           Series [    ] [       %] [Floating Rate]
                           Asset Backed Certificates

Ladies and Gentlemen:

                  In connection with our purchase of the above Asset Backed Certificates (the "Certificates") we confirm that:

                  (i) we understand that the Certificates are not being registered under the Securities Act of 1933 (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

                  (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the Certificates is or has been made available to us;

                  (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and either (i) we are not, and none of such accounts is, a Benefit Plan (as defined below) or (ii) we are (and any account for which we are purchasing under paragraph
         (iv) below is) an insurance company purchasing the Certificates with assets of its general account,



                                      H-2-1
         and at the time of acquisition and throughout the period of holding (a) we (and any such accounts) meet all of the requirements of and are eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (B) less than 25% of the assets of each such account are Benefit Plan assets;

                  (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

                  (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities law is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

                           (A) (1) the sale is of at least U.S. $ principal
                  amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                           (B) the Certificates are transferred pursuant to Rule
                  144 under the 1933 Act by us after we have held them for more than three years; or

                           (C) the Certificates are sold in any other
                  transaction that does not require registration under the 1933 Act and, if the Seller, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                           (D) the Certificates are transferred pursuant to an
                  exception from the registration requirements of the 1933 Act under Rule 144A under the 1933 Act; and

                  (vii) we understand that the Certificates will bear a legend to substantially the following effect:





                                      H-2-2

                           "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

                  "THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW) UNLESS IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CERTIFICATE, AND (i) MEETS ALL OF THE REQUIREMENTS OF, AND IS ELIGIBLE FOR, RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND (ii) LESS THAN 25% OF THE ASSETS OF SUCH ACCOUNT ARE BENEFIT PLAN ASSETS."

The first paragraph of this legend may be removed if the Sellers, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

                  "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. "Benefit Plan" means any employee benefit plan, trust or account, including an individual retirement account, that is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, or a "plan" that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Second Amended and Restated Pooling and Servicing
Agreement dated as of November 25, 1997, as amended as of             , 1999
between Spirit of America, Inc., as Servicer, Charming Shoppes Receivables Corp., as Seller and First Union National Bank, as trustee.

                                           Very truly yours,


                                           ------------------------------------
                                           (Name of Purchaser)




                                      H-2-3

                                                 By:
                                                    ---------------------------
                                                      (Authorized Officer)































































                                      H-2-4

                                                                     EXHIBIT H-3



                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW) UNLESS IT IS AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT TO PURCHASE THE CERTIFICATE, AND (i) MEETS ALL OF THE REQUIREMENTS OF, AND IS ELIGIBLE FOR, RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 AND (ii) LESS THAN 25% OF THE ASSETS OF SUCH ACCOUNT ARE BENEFIT PLAN ASSETS.(2)













--------------------------
(2) The following text should be included in any Certificate in which the above legend appears:

                  The Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, or that is a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that either (i) it is not a Benefit Plan or (ii) it is an insurance company purchasing the Investor Certificates with assets of its general account, and at the time of acquisition and throughout the period of holding (a) it meets all of the requirements of and is eligible for exemptive relief under Prohibited Transaction Class Exemption 95-60 and (b) less than 25% of the assets of such account are Benefit Plan assets. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have made the representations in the preceding sentence.



                                      H-3-1

                                                                     EXHIBIT I-1



                      [FORM OF CLEARANCE SYSTEM CERTIFICATE
                          TO BE GIVEN TO THE TRUSTEE BY
                             EUROCLEAR OR CEDEL FOR
                       DELIVERY OF DEFINITIVE CERTIFICATES
                         IN EXCHANGE FOR A PORTION OF A
                           TEMPORARY GLOBAL SECURITY]

                         CHARMING SHOPPES MASTER TRUST,
                         Series [ ] [ %] [Floating Rate]
                            Asset Backed Certificates

                     [Insert title or sufficient description
                        of Certificates to be delivered]


                  We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Second Amended and Restated Pooling and Servicing Agreement dated as of
November 25, 1997 as amended as of             , 1999 (as amended and
supplemented, the "Agreement") in respect of such issue. This is to certify that
(i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons' beneficial interest either (a) from such person, substantially in the form of Exhibit I-2 to the Agreement, or (b) from [ ], substantially in the form of Exhibit I-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

                  We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

                  We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.



                                      I-1-1

Dated:           (3)                        [Morgan Guaranty Trust
                                                            Company of New York,
                                                            Brussels office, as
                                                            operator of the
                                                            Euroclear System ] 3
                                                     [Cedel S.A.) (4)


                                                     By:
                                                        ----------------------





























































-------------------------------
(3)       To be dated on the Exchange Date.

(4)       Delete the inappropriate reference.



                                      I-1-2

                                                                     EXHIBIT I-2



                      [FORM OF CERTIFICATE TO BE DELIVERED
                              TO EUROCLEAR OR CEDEL
                           BY [INSERT NAME OF MANAGER]
                 WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                         QUALIFIED INSTITUTIONAL BUYERS]

                         CHARMING SHOPPES MASTER TRUST,
                         Series [ ] [ %] [Floating Rate]
                            Asset Backed Certificates


                  In connection with the initial issuance and placement of the above referenced Asset Backed Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is
purchasing U.S. $           aggregate principal amount of the Certificates held
in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System) [Cedel S.A.] on behalf of such investor.

                  We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933.

                  [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

         The Definitive Certificates in respect of this certificate are to be
issued in registered form in the minimum denomination of U.S. $     and such
Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:

         "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED
         STATES SECURITIES ACT OF 1933. NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY,
         IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH
         ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH
         REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND



                                      I-2-1

         SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."



Dated:


                                                     [                ],

                                                     By:
                                                        ------------------------
                                                              Authorized Officer

































                                      I-2-2

                                                                     EXHIBIT I-3



                      [FORM OF CERTIFICATE TO BE DELIVERED
                   TO EUROCLEAR OR CEDEL BY A BENEFICIAL OWNER
          OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                         CHARMING SHOPPES MASTER TRUST,
                         Series [ ] [ %] [Floating Rate]
                            Asset Backed Certificates


                  This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are owned by a person that is a United States person, or
(ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of Section 165(i)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.1635(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

                  This certificate excepts and does not relate to U.S.
$            principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.



                  We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we


                                      I-3-1
irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.



Dated:                       (1)
                                          By:
                                            -----------------------------------
                                             As, or as agent for, the beneficial
                                             owner(s) of the interest in the
                                             Certificates to which this
                                             certificate relates.

























-------------------------

(1) This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in definitive form.



                                      I-3-2

                                                                       EXHIBIT J


                        FORM OF CONVEYANCE OF RECEIVABLES

                   CONVEYANCE of RECEIVABLES, dated as of             ,    (this
"Conveyance") by and between First Union National Bank, as Trustee (the "Trustee") of the Charming Shoppes Master Trust (the "Trust") and the Holder of the Exchangeable Seller Certificate pursuant to the Pooling and Servicing Agreement referred to below (the "Transferee").

                              W I T N E S S E T H:

                  WHEREAS, Charming Shoppes Receivables Corp., a Delaware corporation, as Seller, Spirit of America, Inc., as Servicer, and First Union National Bank, as Trustee, are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 25, 1997 as amended as of
            , 1999 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferee wishes to cause the Trustee to Convey all of the Receivables and proceeds thereof, whether now existing or hereafter created, from the Trustee to the Transferee pursuant to the terms of Section 12.4 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to Article XII of the Pooling and Servicing Agreement (as each such term is defined in the Pooling and Servicing Agreement);

                  WHEREAS, the Trustee is willing to Convey the Receivables subject to the terms and conditions hereof;

                  NOW THEREFORE, the Transferee and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Conveyance Date" shall mean                , 19   .

                  2. Return of Lists of Accounts. The Trustee shall deliver to the Transferee, not later than three Business Days after the Conveyance Date, each and every computer file or microfiche or written list of Accounts delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

                  3.  Conveyance of Receivables.

                  (a) The Trustee does hereby convey to the Transferee (without recourse, representation or warranty) all right, title and interest of the Trustee in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges of the Trustee with respect to the Receivables and all proceeds of the foregoing, except for amounts held by the Trustee pursuant to subsection 12.3(b) of the Pooling and Servicing Agreement.

                  (b) The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferee to vest in such Transferee all right, title and interest which the Trustee had in the Receivables.

                  4. Counterparts. This Conveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  5. Governing Law. This Conveyance shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the undersigned have caused this Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                              FIRST UNION NATIONAL BANK,
                                              Trustee of the
                                              CHARMING SHOPPES MASTER TRUST


                                              By:
                                                 ------------------
                                                    Name:
                                                    Title:



                                              [HOLDER OF THE EXCHANGEABLE SELLER
                                              CERTIFICATE]

                                              By:
                                                 ------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT K


                        FORM OF ANNUAL OPINION OF COUNSEL

                            [INSERT FORM OF OPINION]


















































                                       K-1